                                                              File No. 811-08612


              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON AUGUST 21, 2000
     ----------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

    Pre-Effective Amendment No.______                             /   /

    Post-Effective Amendment No.______                            /   /


REGISTRATION STATEMENT UNDER THE INVESTMENT
          COMPANY ACT OF 1940

    Amendment No.  8                                              / X /
                 ------

                          MARTIN CURRIE BUSINESS TRUST
 ---------------------------------------------------------------------------

               (Exact Name of Registrant as Specified in Charter)

          Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES
 ---------------------------------------------------------------------------
                    (Address of principal executive offices)

                               011-44-131-229-5252
 ---------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                             Julian M. C. Livingston
                               Martin Currie, Inc.
                                  Saltire Court
                                20 Castle Terrace
                                    Edinburgh
                                Scotland EH1 2ES

                                 with a copy to:

        Steven Johnson                               J.B. Kittredge, Esq.
        Martin Currie Investor Services, Inc.        Ropes & Gray
        53 Forest Avenue                             One International Place
        Old Greenwich, CT  06870                     Boston, Massachusetts 02110

 _______________________________________________________________________________
                    (Name and address of agents for service)





It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.


 ---------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Amendment No. 8 to the Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests have been and will continue to be issued and sold solely in private transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by individuals or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Amendment No. 8 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

                          MARTIN CURRIE BUSINESS TRUST

                             c/o Martin Currie, Inc.
                                  Saltire Court
                                20 Castle Terrace
                               Edinburgh, Scotland
                             United Kingdom EH1 2ES
                               011-44-131-229-5252

                          PRIVATE PLACEMENT MEMORANDUM
                                August 21, 2000

     This Private Placement Memorandum concisely describes the information that investors should know before investing. Please read it carefully and keep it for future reference.

   MCBT ALL COUNTRIES WORLD EX U.S. FUND         MCBT ASIA PACIFIC EX JAPAN FUND
   MCBT OPPORTUNISTIC EAFE FUND                  MCBT EMEA FUND
   MCBT GLOBAL EMERGING MARKETS FUND             MCBT JAPAN SMALL COMPANIES FUND

     Martin Currie Business Trust (the Trust) is an open-end, management investment company consisting of six diversified series (each a Fund) offering portfolios with different objectives and strategies. Each Fund's manager is Martin Currie, Inc. (the Manager).

     In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been approved or disapproved by the Securities and Exchange Commission or any other federal or state securities commission or regulatory authority, nor have any of these authorities passed upon the accuracy or adequacy of this document. Any representation to the contrary is a criminal offence.

     These securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be transferred or resold unless so registered or exempt from registration. However, the securities are redeemable as described in this Private Placement Memorandum. In certain cases, investors may be redeemed "in kind" and receive upon redemption portfolio securities held by a Fund in lieu of cash. In that case, an investor will incur costs upon selling the securities so distributed.

     No person has been authorized to make any representations or provide any information with respect to these securities except the information as is contained in this Private Placement Memorandum, in the Trust's Statement of Additional Information (SAI) or in other materials approved by the Trust. No sales made via this document shall under any circumstances create an implication that there has been no change in any matters discussed in this document or in the SAI since the date above.

                                TABLE OF CONTENTS

FUND SUMMARIES.................................................................1

INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RELATED RISKS..........12

MORE INFORMATION ABOUT THE FUNDS' INVESTMENT STRATEGIES AND RISKS.............18

PURCHASE OF SHARES............................................................29

REDEMPTION OF SHARES..........................................................31

DISTRIBUTION AND SERVICING PLANS..............................................32

DETERMINATION OF NET ASSET VALUE..............................................32

DISTRIBUTIONS.................................................................33

TAXES.........................................................................34

MANAGEMENT OF THE TRUST.......................................................35

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES..............................37

ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT..................38

INDEPENDENT ACCOUNTANTS.......................................................38

LEGAL COUNSEL.................................................................38

SHAREHOLDER INQUIRIES.........................................................38

FINANCIAL HIGHLIGHTS INFORMATION..............................................39

                                 FUND SUMMARIES

     The Trust currently consists of six Funds offering investors a range of foreign and international investment choices. Each Fund has its own investment objective and strategies designed to meet its specific goals.

     The following is a summary of certain key information about the Funds, including information about the Funds' investment objectives and strategies, risks, performance and fees. A further discussion of these and other strategies and risks appears beginning on pages 12 and 18.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

     MCBT ALL COUNTRIES WORLD EX U.S. FUND (the All Countries Fund) seeks capital appreciation through investment in an international portfolio of equity securities. Current income will not be a consideration. Under normal conditions, the Fund will not invest in securities of issuers located in the United States or its territories. The Fund pursues an "opportunistic" strategy relative to the Morgan Stanley Capital International All Countries World Free (ex USA) Index (the MSCI ACWI Index), an index of securities traded in Europe, Canada, Australia, the Far East and markets located in Latin America and in the emerging European Middle Eastern and African markets weighted by market capitalisation. The strategy is opportunistic because the Manager expects to typically invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalisation in the MSCI ACWI Index.

     MCBT OPPORTUNISTIC EAFE FUND (the Opportunistic EAFE Fund) seeks capital appreciation through investment in an international portfolio of equity securities. Current income will not be a consideration. Under normal conditions, the Fund will not invest in securities of issuers located in Canada or the United States or its territories. The Fund pursues an "opportunistic" strategy relative to the Morgan Stanley Capital International EAFE Index (the MSCI EAFE Index), an index of securities traded in Europe, Australia and the Far East weighted by market capitalisation. The strategy is opportunistic because the Manager expects to typically invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalisation in the MSCI EAFE Index.

     MCBT GLOBAL EMERGING MARKETS FUND (the Global Emerging Markets Fund) seeks capital appreciation through investment primarily in equity securities of issuers located in countries with emerging markets and developing economies.

     MCBT ASIA PACIFIC EX JAPAN FUND (the Asia Pacific Fund) seeks capital appreciation through investment primarily in securities of issuers located in Asian countries other than Japan.

     MCBT EMEA FUND (the EMEA Fund) seeks capital appreciation through investment primarily in equity securities of issuers located in the emerging markets and developing economies in Central and Eastern Europe, the Middle East and Africa.

     MCBT JAPAN SMALL COMPANIES FUND (the Japan Small Companies Fund) seeks capital appreciation through investment primarily in equity securities of issuers located in Japan with relatively small equity capitalisation, which may include companies without wide market recognition. Current income will not be a consideration.

PRINCIPAL RISKS OF INVESTING IN THE FUNDS

     Investors can lose money by investing in any of the Funds. Any of the Funds may fail to achieve its objective, and no Fund, nor the Trust as a whole, is intended or is appropriate as a complete investment program. The Trust and the Funds should be considered as only part of an overall investment strategy.

     Each of the Funds is subject to the risk that the value of its investments will be adversely affected by fluctuations in the financial markets and that prices overall will decline over short or longer-term periods.

     Because all of the Funds will be invested substantially in foreign issuers, they will be subject to risks associated with foreign investment that may result in greater losses and volatility than funds with investments solely in U.S. companies. This is because the securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, foreign securities issuers are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or confiscatory taxation, currency blockage, economic or financial instability or political, diplomatic or legal developments could adversely affect a Fund's investments. In the event of nationalization, expropriation or other confiscation, a Fund could lose its entire investment. These risks are increased for those Funds that invest in emerging markets or developing economies.

     Each of the Funds is subject to the risk that fluctuations in the exchange rates between the U.S. Dollar and foreign currencies may negatively affect the value of the Fund's investments.

     Many of the Funds may concentrate their investments in particular geographic regions, and the Japan Small Companies Fund invests most of its assets in a single country. Events that effect the relevant region or country will have a greater effect on the relevant Fund than on a fund that is more geographically diversified, which may result in greater losses and volatility.

     Each of the Funds may at times use certain types of investment derivatives such as options, futures and forwards. The use of these techniques involves special risks that are discussed in this Private Placement Memorandum.

     The Funds may invest in lower-rated bonds, commonly known as "junk bonds." Investments of this type are subject to a greater risk of loss of principal and non-payment of interest. Investors should carefully assess the risks associated with an investment in the Funds.

PERFORMANCE INFORMATION

     The following information provides some indication of the risks of investing in the Funds. For each of the Funds (other than the All Countries
Fund), the bar chart below shows year-to-year changes in the performance of the Fund, and the table following the bar chart compares the Fund's performance to that of a broad measure or measures of market performance. A Fund's past performance is not necessarily an indication of future performance.

     Performance information for the All Countries Fund will be available after the Fund has completed a full calendar year of operations.

THE OPPORTUNISTIC EAFE FUND

          [GRAPHIC OMITTED: vertical bar chart]


              CALENDAR YEAR TOTAL RETURNS
------------------------------------------------------
        1995    1996    1997    1998    1999
        10.26%  10.39%  10.25%  17.31%  36.13%

     Year-to-date performance through June 30, 2000 was -6.44%. During the periods shown in the bar chart, the highest return for a calendar quarter was 24.76% (quarter ending 12/31/99) and the lowest return for a calendar quarter was -14.26% (quarter ending 9/30/98).


AVERAGE ANNUAL TOTAL RETURNS (for periods ending December 31, 1999)
-------------------------------------------------------------------------------------------------------------------
                                                                                                     SINCE
                                                                                                COMMENCEMENT OF
                                                                                                   OPERATIONS
                                                                         1 YEAR     5 YEARS      (JULY 1, 1994)
-------------------------------------------------------------------------------------------------------------------
OPPORTUNISTIC EAFE FUND                                                   36.13%       16.47%           14.12%
MORGAN STANLEY CAPITAL INTERNATIONAL EAFE INDEX                           27.30        13.15            11.73
-------------------------------------------------------------------------------------------------------------------

     The Fund's performance through April 30, 1996 benefited from the Manager's agreement to limit the Fund's expenses. The Fund's performance is compared to the MSCI EAFE Index, an index of securities traded in Europe, Australia and the Far East weighted by market capitalisation.

THE GLOBAL EMERGING MARKETS FUND

        [GRAPHIC OMITTED: vertical bar chart]


              CALENDAR YEAR TOTAL RETURNS
------------------------------------------------------

              1998                 1999
              -26.22%              73.43%


     Year-to-date performance through June 30, 2000 was -10.33%. During the periods shown in the bar chart, the highest return for a calendar quarter was 34.24% (quarter ending 12/31/99) and the lowest return for a calendar quarter was -19.54% (quarter ending 9/30/98).


AVERAGE ANNUAL TOTAL RETURNS (for periods ending December 31, 1999)
--------------------------------------------------------------------------------------------------------------------
                                                                                               SINCE COMMENCEMENT
                                                                                                  OF OPERATIONS
                                                                                 1 YEAR         (FEBRUARY 14, 1997)
--------------------------------------------------------------------------------------------------------------------
GLOBAL EMERGING MARKETS FUND                                                      73.43%               4.03%
MORGAN STANLEY CAPITAL INTERNATIONAL EMERGING MARKETS FREE INDEX                  66.41               -0.49
--------------------------------------------------------------------------------------------------------------------

     The Fund's performance is compared to the Morgan Stanley Capital International Emerging Markets Free Index, an index of securities traded in emerging European, Middle Eastern, African and Asian markets weighted by market capitalisation.

THE ASIA PACIFIC FUND

        [GRAPHIC OMITTED: vertical bar chart]

              CALENDAR YEAR TOTAL RETURNS
------------------------------------------------------
             1996    1997    1998    1999
             7.39%   -71.94% -33.88% 50.25%


     Year-to-date performance through June 30, 2000 was -14.10%. During the periods shown in the bar chart, the highest return for a calendar quarter was 32.85% (quarter ending 6/30/99) and the lowest return for a calendar quarter was -49.41% (quarter ending 9/30/97).


AVERAGE ANNUAL TOTAL RETURNS (for periods ending December 31, 1999)
--------------------------------------------------------------------------------------------------------------------
                                                                                   SINCE COMMENCEMENT OF
                                                                                          OPERATIONS
                                                                        1 YEAR        (MARCH 24, 1995)
--------------------------------------------------------------------------------------------------------------------
ASIA PACIFIC FUND                                                        50.25%                  -21.24%
MORGAN STANLEY CAPITAL INTERNATIONAL ALL COUNTRIES ASIA                  46.85                        --
   PACIFIC FREE (EX JAPAN & INDIA) INDEX
MORGAN STANLEY CAPITAL INTERNATIONAL ALL COUNTRIES ASIA                  49.80                     2.93
   PACIFIC FREE (EX JAPAN) INDEX
--------------------------------------------------------------------------------------------------------------------

     The Fund's performance through April 30, 1998 benefited from the Manager's agreement to limit the Fund's expenses. The Fund's performance is compared to the Morgan Stanley Capital International All Countries Asia Pacific Free
(ex Japan & India) Index, an index of securities traded in Asia Pacific markets (excluding Japan and India) weighted by market capitalisation. This index is calculated by Morgan Stanley Capital International specifically for use by the Fund and is the Fund's principal benchmark. The performance of this index is not available for periods commencing prior to October 31, 1998. The Fund's performance is also compared to the Morgan Stanley Capital International All Countries Asia Pacific Free (ex Japan) Index, an index of securities traded in Asia Pacific markets (excluding Japan) weighted by market capitalisation.

THE EMEA FUND

          [GRAPHIC OMITTED: vertical bar chart]

              CALENDAR YEAR TOTAL RETURNS
------------------------------------------------------
              1998                   1999
              -18.46%                55.52%


     Year-to-date performance through June 30, 2000 was -11.44%. During the periods shown in the bar chart, the highest return for a calendar quarter was 36.71% (quarter ending 12/31/99) and the lowest return for a calendar quarter was -20.96% (quarter ending 9/30/98).


AVERAGE ANNUAL TOTAL RETURNS (for periods ending December 31, 1999)
--------------------------------------------------------------------------------------------------------------------
                                                                                              SINCE COMMENCEMENT
                                                                                                 OF OPERATIONS
                                                                                1 YEAR          (JUNE 25, 1997)
--------------------------------------------------------------------------------------------------------------------
EMEA FUND                                                                       55.52%                 9.22%
MORGAN STANLEY CAPITAL INTERNATIONAL EMEA INDEX                                 71.69                  8.51
MORGAN STANLEY CAPITAL INTERNATIONAL EMERGING EUROPE                            79.61                 18.54
   & MIDDLE EAST INDEX
--------------------------------------------------------------------------------------------------------------------

     The Fund's performance is compared to the Morgan Stanley Capital International EMEA Index, an index of securities traded in emerging markets in Europe, the Middle East and Africa weighted by market capitalisation. This index is calculated by Morgan Stanley Capital International specifically for use by the Fund and is the Fund's principal benchmark. The Fund's performance is also compared to the Morgan Stanley Capital International Emerging Europe and Middle East Index, an index of securities traded in emerging markets in Europe and the Middle East weighted by market capitalisation.

THE JAPAN SMALL COMPANIES FUND

          [GRAPHIC OMITTED: vertical bar chart]

              CALENDAR YEAR TOTAL RETURNS
------------------------------------------------------
        1995      1996     1997     1998    1999
        -1.13%    -8.64%   -24.31%  17.01%  138.54%


     Year-to-date performance through June 30, 2000 was -13.93%. During the periods shown in the bar chart, the highest return for a calendar quarter was 35.60% (quarter ending 9/30/99) and the lowest return for a calendar quarter was -19.90% (quarter ending 12/31/97).


AVERAGE ANNUAL TOTAL RETURNS (for periods ending December 31, 1999)
-------------------------------------------------------------------------------------------------------------------
                                                                                              SINCE COMMENCEMENT
                                                                                                  OF OPERATIONS
                                                              1 YEAR           5 YEARS         (AUGUST 15, 1994)
-------------------------------------------------------------------------------------------------------------------
JAPAN SMALL COMPANIES FUND                                     138.54%          13.80%                12.94%
TOKYO STOCK EXCHANGE SECOND SECTION INDEX                      145.48            4.41                  1.78
-------------------------------------------------------------------------------------------------------------------

     The Fund's performance through April 30, 1995 benefited from the Manager's agreement to limit the Fund's expenses. The Fund's performance is compared to the Tokyo Stock Exchange Second Section Index, an index of securities traded in Japan in the second section weighted by market capitalisation.

FEES AND EXPENSES

     This table summarizes the fees and expenses investors may pay by investing in the Funds. Expenses are based on each Fund's last fiscal year, except that expenses for the All Countries Fund are based on estimates for that Fund's first full fiscal year.


SHAREHOLDER FEES (fees paid directly from an investor's investment)
--------------------------------------------- -----------------------------------------------------------------------
                                               Maximum Sales Charge (Load)
                                                  Imposed on Purchases                           Redemption Fee
                                               (AS A PERCENTAGE OF THE OFFERING           (AS A PERCENTAGE OF THE AMOUNT
                                                              PRICE)                         REDEEMED, IF APPLICABLE)
ALL COUNTRIES FUND                                            None                                 None
OPPORTUNISTIC EAFE FUND                                       None                                 None
GLOBAL EMERGING MARKETS FUND                                  None                                 None
ASIA PACIFIC FUND                                             None                                 None
EMEA FUND                                                     None                                 None
JAPAN SMALL COMPANIES FUND                                    None                                 None
--------------------------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES* (expenses that are deducted from Fund assets)
---------------------------------------------------------------------------------------------------------------------
                                                                         Total
                                                                         Annual
                                                                         Fund              Fee Waiver or
                                               Management    Other      Operating           Expense            Net
                                                 Fees**     Expenses    Expenses            Reimbursement   Expenses
----------------------------------------------------------------------------------------------------------------------
ALL COUNTRIES FUND                                 1.00%         0.21%        1.21%           0.21%             1.00%
OPPORTUNISTIC EAFE FUND                            0.70          0.22         0.92              --              0.92
GLOBAL EMERGING MARKETS FUND                       0.80          0.27         1.07              --              1.07
ASIA PACIFIC FUND                                  1.50          0.22         1.72              --              1.72
EMEA FUND                                          1.50          0.29         1.79              --              1.79
JAPAN SMALL COMPANIES FUND                         1.00          0.21         1.21              --              1.21
-----------------------------------------------------------------------------------------------------------------------

* Reflects the Manager's contractual obligation to limit the All Countries Fund's expenses through April 30, 2001.

** Each of the Funds has adopted a plan under Rule 12b-1 that permits the Manager to spend an amount of the Management Fees it collects from the Fund (up to 0.25% of average monthly net assets per annum) on distribution and shareholder servicing activities. These amounts are included in, and are not in addition to, the Management Fees shown in the table.

EXAMPLE

     The following example translates the expenses shown in the preceding table into dollar amounts. By doing this, investors can more easily compare the cost of investing in the Funds to the cost of investing in other mutual funds. The example makes certain assumptions. It assumes an investor invests $10,000 in the relevant Fund for the time periods indicated and redeems all the investor's shares at the end of those periods. It also assumes a 5% return on investment each year and that the Funds' operating expenses remain the same.

     This example is hypothetical, and an investor's actual costs and returns may be higher or lower.


------------------------------------------------------------------------------------------------------------------
                                                   1 YEAR           3 YEARS            5 YEARS           10 YEARS
------------------------------------------------------------------------------------------------------------------
ALL COUNTRIES FUND                                  $103              $386                 --                 --
OPPORTUNISTIC EAFE FUND                               94               295               $511             $1,135
GLOBAL EMERGING MARKETS FUND                         110               342                593              1,311
ASIA PACIFIC FUND                                    176               546                940              2,043
EMEA FUND                                            183               568                977              2,119
JAPAN SMALL COMPANIES FUND                           124               386                669              1,473
------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL PERFORMANCE INFORMATION REGARDING THE ASIA PACIFIC FUND

     The following information is a supplement to, but is not a substitute for, the information presented above with respect to the Asia Pacific Fund under "Fund Summaries - Performance Information."

     As of November 1998, the Fund (formerly the MCBT Emerging Asia Fund) changed its principal investment strategy and performance benchmark. Prior to that time, the Emerging Asia Fund pursued a strategy of investing primarily in issuers located in Asian countries with emerging markets and developing economies. The benchmark against which the Emerging Asia Fund chose to compare its performance was the Morgan Stanley Capital International Emerging Free Asia Index, an index of securities traded in emerging Asian markets weighted by market capitalisation. The principal investment strategy of the Fund was expanded as of November 1998 to include investment in developed Asian economies, and the Fund's name and performance benchmark were also changed accordingly. See "Fund Summaries - Investment Objectives and Principal Investment Strategies" above and "Information About the Funds' Investment Strategies and Related Risks" and "More Information About the Funds' Investment Strategies and Risks" below for more information about the principal investment strategies of, and risks of investing in, the Fund.

     The following table provides some indication of the risks of investing in the Asia Pacific Fund by presenting the performance of the Fund since the change in its principal investment strategy from that of the former Emerging Asia Fund, as described above. Because the performance information presented in the table does not include information for periods prior to the change in the Fund's principal investment strategy, you should refer to the information presented with respect to the Fund under "Fund Summaries - Performance Information," which does include performance information for those prior periods.


AVERAGE ANNUAL TOTAL RETURNS (for periods ending December 31, 1999)
--------------------------------------------------------------------------------------------------------------------
                                                                                       SINCE CHANGE IN PRINCIPAL
                                                                                         INVESTMENT STRATEGY
                                                                        1 YEAR           (NOVEMBER 1, 1998)
--------------------------------------------------------------------------------------------------------------------
ASIA PACIFIC FUND                                                        50.25%                   46.73%
MORGAN STANLEY CAPITAL INTERNATIONAL ALL COUNTRIES ASIA                  46.85                    49.62
    PACIFIC FREE (EX JAPAN & INDIA) INDEX
MORGAN STANLEY CAPITAL INTERNATIONAL ALL COUNTRIES ASIA                  49.80                    52.01
    PACIFIC FREE (EX JAPAN) INDEX
--------------------------------------------------------------------------------------------------------------------

                      INFORMATION ABOUT THE FUNDS'
                INVESTMENT STRATEGIES AND RELATED RISKS

     The following is a description of some of the investment strategies of and related risks of investing in the Funds. An investor should pay particular attention to the risks of investing in the Funds described below and under "More Information About The Funds' Investment Strategies and Risks," as well as in the SAI.

     Unless otherwise noted, the investment objectives and principal investment strategies of the Funds are non-fundamental and may be changed by the trustees of the Trust without shareholder approval.

THE ALL COUNTRIES FUND

     The All Countries Fund invests primarily in an international portfolio of equity securities. Under normal conditions, the Fund will not invest in securities of issuers located in the United States or its territories.

     The Fund pursues an "opportunistic" strategy relative to the Morgan Stanley Capital International All Countries World Free (ex USA) Index. The MSCI ACWI Index is an index of securities traded in Europe, Canada, Australia, the Far East and markets located in Latin America and in the emerging European Middle Eastern and African markets weighted by market capitalisation. The strategy is opportunistic because the Manager expects to typically invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalisation in the MSCI ACWI Index. In order to limit the investment risks associated with such a strategy, the Manager will typically limit the Fund to an exposure of no more than 20 percentage points above or below the current level of the MSCI ACWI Index as it applies to each of the major investment regions of the United Kingdom, Continental Europe, Canada, Japan, Pacific ex Japan, Latin America and EMEA Countries (as described under "The EMEA Fund" below). The Fund has no prescribed limits on geographic asset distribution and it has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets. In making the allocation of assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located therein, currency considerations and other pertinent financial, social, national and political factors which may have an effect upon the climate for investing within such securities markets. Under normal market circumstances, at least 65% of the Fund's investment will involve securities of issuers in markets that are represented in the MSCI ACWI Index.

     The Fund will invest primarily in equity securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock, and may also invest in bonds and sovereign debt. The Fund may also invest in foreign issuers by way of ADRs, GDRs and EDRs. See "More

Information about the Funds' Investment Strategies and Risks -- Depositary Receipts." Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See "More Information About the Funds' Investment Strategies and Risks --Special Risks of Foreign Investments."

     When the Manager believes that conditions in overseas securities markets warrant investing in the United States for temporary defensive purposes, the Fund may but shall not be obligated to invest a portion of its assets in securities (including equity securities) principally traded in the United States; provided, however, that the Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the Morgan Stanley Capital International World Index (the MSCI World Index) by more than 20%. Also for defensive purposes, the Fund may invest some or all of its asset in debt instruments as described below under "More Information About the Funds' Investment Strategies and Risks -- Temporary Defensive Strategies."

     For a description of additional investment strategies that may be utilized by the All Countries Fund and additional risks associated with the Fund's investment strategies, see "More Information About the Funds' Investment Strategies and Risks" below and the SAI.

THE OPPORTUNISTIC EAFE FUND

     The Opportunistic EAFE Fund invests primarily in an international portfolio of equity securities. Under normal conditions, the Fund will not invest in securities of issuers located in Canada or the United States or its territories.

     The Fund pursues an "opportunistic" strategy relative to the Morgan Stanley Capital International EAFE Index. The MSCI EAFE Index is an index of securities traded in Europe, Australia and the Far East weighted by market capitalisation. The strategy is opportunistic because the Manager expects to typically invest more or less in securities traded in a particular country than would be suggested by the weighting of that country's market capitalisation in the MSCI EAFE Index. In order to limit the investment risks associated with such a strategy, the Manager will typically limit the Fund to an exposure of no more than 20 percentage points above or below the current level of the MSCI EAFE Index as it applies to each of the major investment regions of the United Kingdom, Continental Europe, Japan and Pacific ex Japan. The Fund has no prescribed limits on geographic asset distribution and it has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets. In making the allocation of assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located therein, currency considerations and other pertinent financial, social, national and political factors which may have an effect upon the climate for investing within such securities markets. Under normal market circumstances, at least 65% of the Fund's investment will involve securities of issuers located in European, Australian and Far Eastern countries.

     The Fund will invest primarily in equity securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock, and may also invest in bonds and sovereign debt. The Fund may also invest in foreign issuers by way of ADRs, GDRs and EDRs. See "More Information About the Funds' Investment Strategies and Risks -- Depositary Receipts." Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See "More Information About the Funds' Investment Strategies and Risks -- Special Risks of Foreign Investments."

     When the Manager believes that conditions in overseas securities markets warrant investing in the United States for temporary defensive purposes, the Fund may but shall not be obligated to invest a portion of its assets in securities (including equity securities) principally traded in the United States; provided, however, that the Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the MSCI World Index by more than 20%. Also for defensive purposes, the Fund may invest some or all of its assets in debt instruments as described below under "More Information About the Funds' Investment Strategies and Risks -- Temporary Defensive Strategies."

     For a description of additional investment strategies that may be utilized by the Opportunistic EAFE Fund and additional risks associated with the Fund's investment strategies, see "More Information About the Funds' Investment Strategies and Risks" below and the SAI.

THE GLOBAL EMERGING MARKETS FUND

     The Global Emerging Markets Fund invests primarily in equity securities of issuers located in countries with emerging markets and developing economies. In the opinion of the Manager, such countries are currently found in Asia, the Indian subcontinent, Latin and Central America, the Middle and Near East, Eastern and Central Europe and Africa. A number of these markets are less accessible to foreign investors due to their tax structures or limited liquidity making investments by the Fund less feasible. However, many emerging markets have, in recent years, liberalized access and more are expected to do so over the coming few years if the present trend continues.

     The Fund invests, under normal market conditions, at least 65% of its total assets in securities of issuers located in countries with emerging markets. For this purpose, emerging markets will include any countries (i) having an "emerging stock market" as defined by the International Finance Corporation; or
(ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the World Bank); or (iii) where, in the opinion of the Manager, the markets may not fully reflect the potential of the developing economy. The countries which the Manager believes do NOT constitute emerging markets are the United States, the United Kingdom, Ireland, France, Germany, Italy, Japan, Canada, The Netherlands, Australia, Hong Kong, New Zealand, Singapore, the Scandinavian countries and Spain.

     The Fund may also invest up to 35% of its assets in issuers located in countries with more established markets and economies not considered as emerging as described above.

     The Fund will invest primarily in equity securities listed on emerging stock exchanges or in over-the-counter markets. Equity securities, in addition to common stocks, include convertible bonds, convertible preferred stocks, warrants, rights and other securities convertible into common stock. The Fund may also invest in bonds and sovereign debt. The Fund may also make investments through ADRs, GDRs and EDRs. See "More Information About the Funds' Investment Strategies and Risks -- Depositary Receipts."

     Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See "More Information About the Funds' Investment Strategies and
Risks -- Special Risks of Foreign Investments." These risks are heightened and additional risks are present in the case of a fund such as the Global Emerging Markets Fund which will invest primarily in issuers located in countries with emerging markets and developing economies. See "More Information About the Funds' Investment Strategies and Risks -- Risks of Emerging Markets."

     For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See
"More Information About the Funds' Investment Strategies and Risks -- Temporary Defensive Strategies."

     Generally, the securities markets of different nations are expected by the Manager to move relatively independently of one another, because business cycles and other economic or political events that influence one country's securities markets may have little effect on the securities markets of other countries. By investing in an international portfolio, the Fund seeks to reduce the risks associated with investing in the economy of only one country and with investing in foreign securities generally. See "More Information About the Funds' Investment Strategies and Risks -- Special Risks of Foreign Investments" below.

     For a description of additional investment strategies that may be utilized by the Global Emerging Markets Fund and additional risks associated with the Fund's investment strategies, see "More Information About the Funds' Investment Strategies and Risks" below and the SAI.

THE ASIA PACIFIC FUND

     The Asia Pacific Fund invests primarily in securities of issuers located in Asia Pacific countries other than Japan. Such countries may include Hong Kong, the Peoples Republic of China, India, Indonesia, the Philippines, Sri Lanka, Pakistan, Thailand, Vietnam, South Korea, Taiwan, Singapore, Malaysia, Australia and New Zealand. The Fund may also invest in other countries in the Asia Pacific region when their markets, in the opinion of the Manager, become sufficiently diversified.

     Under normal conditions, the Fund will invest at least 65% of its assets in securities of issuers located in Asia Pacific countries. Such securities may, in addition to common stocks, include bonds, sovereign debt, convertible bonds, convertible preferred stocks, warrants, rights and other securities convertible into common stocks. The Fund may also invest in below investment grade debt of Asia Pacific issuers. In addition to investing in securities of issuers located or having substantial operations in Asia Pacific countries, the Fund may invest in securities through ADRs, GDRs and EDRs. See "More Information About the Funds' Investment Strategies and Risks -- Depositary Receipts." The Fund may also invest in securities traded in over-the-counter markets. The Fund may also invest in non-Asian markets, including United States and non-United States dollar denominated bonds.

     Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See "More Information About the Funds' Investment Strategies and
Risks -- Special Risks of Foreign Investments." These risks are heightened and additional risks are present in the case of a fund such as the Asia Pacific Fund which will invest primarily in issuers located in Asia Pacific countries, some of which are countries with emerging markets or with otherwise limited or developing capital markets. See "More Information About the Funds' Investment Strategies and Risks -- Risks of Emerging Markets."

     For temporary defensive purposes, the Fund may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See "More Information About the Funds' Investment Strategies and Risks -- Temporary Defensive Strategies."

     For a description of additional investment strategies that may be utilized by the Asia Pacific Fund and additional risks associated with the Fund's investment strategies, see "More Information About the Funds' Investment Strategies and Risks" below and the SAI.

THE EMEA FUND

     The EMEA Fund invests primarily in equity securities of issuers located in the emerging markets and developing economies in Central and Eastern Europe, the Middle East and Africa (EMEA Countries). Such EMEA Countries may include Botswana, Croatia, Czech Republic, Egypt, Ghana, Greece, Hungary, Israel, Jordan, Kazakhstan, Kenya, Lebanon, Mauritius, Morocco, Namibia, Nigeria, Oman, Poland, Russia, Slovakia, Slovenia, South Africa, Turkey, Ukraine and Zimbabwe. The Fund may also invest in other countries in Europe, the Middle East or Africa when, in the opinion of the Manager, their markets become sufficiently developed. In addition to investing in securities of issuers located or having substantial operations in EMEA Countries, the Fund may invest in securities listed on more established securities markets through ADRs, GDRs, and EDRs. See "More Information About the Funds' Investment Strategies and Risks -- Depositary Receipts." The Fund may also invest in securities traded in over-the-counter markets.

     Under normal conditions, the Fund will invest primarily in equity securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights and other securities convertible into common stock. The Fund may also invest in bonds and sovereign debt.

     Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See "More Information About the Funds' Investment Strategies and Risks -- Special Risks of Foreign Investments." These risks are heightened and additional risks are present in the case of a fund such as the EMEA Fund which will invest primarily in issuers located in EMEA Countries, many of which are countries with emerging markets or with otherwise limited or developing capital markets. See "More Information About the Funds' Investment Strategies and Risks -- Risks of Emerging Markets."

     For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See
"More Information About the Funds' Investments -- Temporary Defensive
Strategies."

     For a description of additional investment strategies that may be utilized by the EMEA Fund and additional risks associated with the Fund's investment strategies, see "More Information About the Funds' Investment Strategies and Risks" below and the SAI.

THE JAPAN SMALL COMPANIES FUND

     The Japan Small Companies Fund invests primarily in equity securities of issuers located in Japan with relatively small equity capitalisation, which may include companies without wide market recognition. Current income will not be a consideration. Under normal market conditions, at least 65% of the Fund's assets will be invested in issuers located in Japan with equity capitalisation of less than approximately U.S. $3.0 billion at the time of initial purchase using current exchange rates.

     The Fund will invest primarily in equity securities which, in addition to common stocks, may include bonds, sovereign debt, convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock. The Fund will invest in securities traded in Japanese or other foreign securities markets (including over-the-counter markets) and may also make investments by way of ADRs, GDRs and EDRs if desirable issues are available.
See "More Information About the Funds' Investments -- Depositary Receipts."

     Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks. See "More Information About the Funds' Investment Strategies and
Risks -- Special Risks of Foreign Investments." These risks are increased and additional risks are present in the case of a fund such as the Japan Small Companies Fund which will invest most of its assets in the issuers of a single foreign country. This means that the Fund's performance will be directly affected by political, economic and market conditions in Japan. In addition, since the Japanese economy is dependent to a significant extent on foreign trade, the relationships between Japan and its trading partners and between the yen and other currencies are expected to have a significant impact on particular Japanese companies and on the Japanese economy generally. The Fund is designed for investors who are willing to accept the risks associated with changes in such conditions and relationships.

     An investment in the Japan Small Companies Fund is subject to special risks because all or a substantial portion of the Fund's assets may be invested in securities of companies with relatively low equity market capitalisation. These may include securities traded over-the-counter and securities of companies with limited operating histories. Companies in which the Fund may invest may have more restricted product lines or more limited financial resources than larger, more established companies. For these and other reasons, they may be more severely affected by economic downturns or other adverse developments than are larger, more established companies. Trading volume of these companies' securities may also be low and their market values volatile.

     For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States. See
"More Information About the Funds' Investment Strategies and Risks -- Temporary Defensive Strategies."

     For a description of additional investment strategies that may be utilized by the Japan Small Companies Fund and additional risks associated with the Fund's investment strategies, see "More Information About the Funds' Investment Strategies and Risks" below and the SAI.


                             MORE INFORMATION ABOUT
                   THE FUNDS' INVESTMENT STRATEGIES AND RISKS

     LOCATION OF ISSUERS. A number of the Funds' principal investment strategies are determined by reference to whether an issuer is located in a particular country or group of countries. In determining whether an issuer is located in a particular country for those purposes, the Manager will consider:
(i) whether the issuer's securities are principally traded in the country's markets; (ii) where the issuer's principal offices or operations are located; and (iii) whether a significant portion of the issuer's revenues are derived from goods or services sold or manufactured in the country. No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is located in a particular country. The Manager may also consider other factors in making this determination.

     INVESTMENT RISKS. A description of some of the principal risks associated with investment in the Funds appears below. For any given Fund, this section should be read together with the corresponding section under the heading "Information About the Funds' Investment Strategies and Related Risks" above.

     An investment in any Fund involves risks similar to those of investing in common stock or other equity securities directly. Investment in a Fund's shares is, like investment in equity securities, more volatile and risky than some other forms of investment. Just as with such securities, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting the Fund's portfolio. These types of risks may be greater with respect to the Funds because they invest primarily in securities of foreign issuers and may be further heightened in the case of those Funds which invest primarily in emerging market securities. In addition, a Fund's investments will often be denominated in foreign currencies, whose values continually change in relation to the dollar. These varying relationships will also affect the value of a Fund's shares.

     SPECIAL RISKS OF FOREIGN INVESTMENTS. All of the Funds will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange). Investing in foreign securities involves risks not typically found in investing in U.S. markets. These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on capital, dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting, regulatory and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets. Foreign brokerage commissions, custodial and other fees are also generally higher than in the United States. There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas. See "Taxes."

     RISKS OF EMERGING MARKETS. The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of business or industry nationalization, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries. Political change or instability may adversely affect the economies and securities markets of such countries. Expropriation, nationalization or other confiscation due to political change could result in a Fund's loss of its entire investment in the country involved. The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Funds' investments in those countries. For example, in September 1998 Malaysia imposed a tax on repatriated foreign portfolio principal. The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product GDP or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position. The domestic economies of emerging countries are generally not as diversified as those of the United States and certain
Western European countries. A significant portion of many of such countries' national GDPs are represented by one commodity or groups of commodities.
World fluctuations in the prices of certain commodities may significantly affect the economy involved. Such countries' economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, including trade barriers, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements. Also, such local markets typically offer less regulatory protections for investors.

     As described above under "Information About the Funds' Investment Strategies and Related Risks" all of the Funds may invest in issuers of emerging markets and several of the Funds may invest primarily in such markets. Several of the Funds may concentrate their investments in particular regions, such as in the emerging markets of Latin America and the Asia Pacific region. Such Funds will be subject to all of the general risks described above as well as special risks (some of which are described below) that may affect the region where the Fund invests. Also, adverse developments in certain regions such as Southeast Asia or Russia can, however, adversely affect securities of issuers located in countries or regions, such as Latin America, whose economies appear to be unrelated.

     ASIA. The Asia Pacific Fund is susceptible to political and economic factors affecting issuers in Asia Pacific countries. Although the Fund will not invest in Japanese companies or focus its investments in Chinese companies, some Asian economies are directly affected by Japanese capital investment in the region, by Japanese consumer demands and by the Chinese economy in general, and, in the case of Hong Kong, by the actions and policies of the Chinese government. Securities of issuers located in some Asian countries tend to have volatile prices and may offer significant potential for loss as well as gain. Further, certain companies in Asia may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries. However, many of the countries of the Asia Pacific region are developing both economically and politically. Such countries may have relatively unstable governments, economies based on only a few commodities or industries, and securities markets trading infrequently or in low volumes. Some Asian countries restrict the extent to which foreigners may invest in their securities markets. Taiwan, for example, permits foreign investment only through authorized qualified foreign institutional investors (QFII). The Manager has been granted QFII status with its own investment quota enabling the Trust to purchase Taiwanese investments through various sub-accounts. The Manager will not collect charges or fees for the use of these facilities; however, the Funds' sub-accounts will owe custodial or transaction fees relating to investments through these facilities. In 1997 and 1998, the region experienced political and economic uncertainty, increased market volatility, decline in foreign currency exchange rates, slower economic growth, high inflation and higher interest rates. In addition, a number of regional currencies, including those in China and Hong Kong have been under pressure in the markets.

     LATIN AMERICA. Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems, including high inflation rates and high interest rates. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries. The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions. There is no assurance that economic initiatives will be successful. Recovery may also be influenced by international economic conditions, particularly those in the United States, and by world prices for oil and other commodities.

     MIDDLE EAST/AFRICA. The securities markets of Middle Eastern and African countries are significantly smaller than the U.S. securities markets and have substantially less trading volume. There may be a high concentration of market capitalisation and trading volume in a small number of issuers representing a limited number of industries, as well as high concentrations of investors and financial intermediaries. Many of the Middle Eastern and African countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western Europe. Such instability may result from, among other things; (i) authoritarian governments or military involvement in political and economic decision-making, including changes in government through extra-constitutional means; (ii) popular unrest associated with demands for improved political, economic and social conditions; (iii) internal insurgencies and terrorist activities; (iv) hostile relations with neighboring counties; and (v) ethnic, religious and racial disaffection. Such economic, political and social instability could severely disrupt the principal financial markets in which the Fund invests and could severely affect the value of the Fund's assets. In addition, governments of many Middle Eastern and African countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies, including the largest in the country. Accordingly, governmental actions in the future could have a significant effect on economic conditions in Middle Eastern and African countries, which could affect private sector companies and the Fund, as well as the value of securities in the Fund's portfolio. The legal systems in certain Middle Eastern and African countries also may have an adverse impact on the Fund. For example, while the potential liability for a shareholder in a U.S. corporation with respect to acts of the corporation generally is limited to the amount of the shareholder's investment, the notion of limited liability is less clear in certain Middle Eastern and African countries. Similarly, the rights of investors in Middle Eastern and African issuers may be more limited than those of shareholders of U.S. corporations.
It may be difficult or impossible to obtain and/or enforce a judgement in a Middle Eastern or African country.

     CURRENCY RISKS; HEDGING TRANSACTIONS. The Funds may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies. As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Funds' portfolio securities as well as the net asset value of the Funds' shares. The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements. These products include currency forward contracts, futures contracts and options thereon, and options and "spot" transactions directly in foreign currencies. A Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques. The Funds' ability to use these products and the other strategies discussed below, may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these products or strategies would succeed in reducing the risk to the Fund of exposure to local currency movements. In addition, in certain cases these products and strategies may be unavailable or the Funds may choose not to use them when, in retrospect, these products and strategies would have been helpful to the Funds. Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency. New financial products and risk management techniques continue to be developed and the Funds may use these new investments and techniques to the extent consistent with their investment objective and policies. Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise. Moreover, it may not be possible for a Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates.

     FORWARD CONTRACTS: A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers.

     CURRENCY FUTURES CONTRACTS: The Funds may enter into financial futures contracts for the purchase or sale for future delivery of foreign currencies. A sale of a futures contract entails entering into a contractual obligation to deliver the foreign currency called for by the contract at a specified price on a specified date. A purchase of a futures contract entails entering into a contractual obligation to acquire the foreign currency called for by the contract at a specified price on a specified date.

     Although futures contracts by their terms often call for actual delivery or acceptance, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, he realizes a loss.

     The purchase or sale of a currency futures contract differs from the purchase or sale of a security, in that no price or premium is paid or received. Instead, an amount of cash or U.S. Treasury bills generally not exceeding 5% of the contract amount must be deposited with the broker. This amount is known as initial margin. Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking to the market. At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position which will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid on each completed purchase and sale transaction.

     OPTIONS ON CURRENCY FUTURES. Unlike a currency futures contract, which requires the parties to buy and sell currency on a set date, an option on a currency futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to enter into the contract, the premium paid for the option is lost. Since the value of the option is fixed at the point of sale, there are no daily payments of cash by the holder of the option in the nature of variation or maintenance margin payments to reflect the change in the value of the underlying contract as there are by a purchaser or seller of a currency futures contract.

     The ability to establish and close out positions on options on futures will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or be maintained.

     A Fund will write (sell) only covered put and call options on currency futures. This means that the Fund will provide for its obligations upon exercise of the option by segregating sufficient cash or short-term obligations or by holding an offsetting position in the option or underlying currency future, or a combination of the foregoing. Set forth below is a description of methods of providing cover that the Funds currently expect to employ, subject to applicable exchange and regulatory requirements. If other methods of providing appropriate cover are developed, the Fund reserves the right to employ them to the extent consistent with applicable regulatory and exchange requirements.

     A Fund will, so long as it is obligated as the writer of a call option on currency futures, own on a contract-for-contract basis an equal long position in currency futures with the same delivery date or a call option on currency futures with the difference, if any, between the market value of the call written and the market value of the call or long currency futures purchased maintained by the Fund in cash, Treasury bills, or other high-grade short-term obligations in a segregated account with its Custodian. If at the close of business on any day the market value of the call purchased by a Fund falls below 100% of the market value of the call written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

     In the case of put options on currency futures written by the Fund, the Fund will hold the aggregate exercise price in cash, Treasury bills, or other high grade short-term obligations in a segregated account with its Custodian, or own put options on currency futures or short currency futures, with the difference, if any, between the market value of the put written and the market value of the puts purchased or the currency futures sold maintained by the Fund in cash, Treasury bills or other high grade short-term obligations in a segregated account with its Custodian. If at the close of business on any day the market value of the put options purchased or the currency futures sold by the Fund falls below 100% of the market value of the put options written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

     OPTIONS ON FOREIGN CURRENCIES: The Funds may purchase and write put options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter. As in the case of other kinds of options, the writing of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received, and the Funds could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs. There is no specific percentage limitation on the Funds' investments in options on foreign currencies.

     LIMITATIONS ON THE USE OF CURRENCY FUTURES PORTFOLIO STRATEGIES. The Funds' ability to engage in currency futures strategies described above will depend on the availability of liquid markets in such instruments. Markets in futures with respect to currencies are relatively new and still developing. It is impossible to predict the amount of trading interest that may exist in various types of currency futures. Therefore, no assurance can be given that the Funds will be able to utilize these instruments effectively for the purposes set forth above. Furthermore, the Funds' ability to engage in such transactions may be limited by tax considerations.

     RISK FACTORS IN CURRENCY FORWARD AND FUTURES TRANSACTIONS. The Funds' investment in currency forward and futures contracts involves risk. Some of that risk may be caused by an imperfect correlation between movements in the price of the forward or futures contract and the price of the related currency. The risk of imperfect correlation generally tends to diminish as the maturity date of the forward or futures contract approaches.

     Also, when a Fund purchases currency forward or futures contracts (or options thereon) to hedge against a possible increase in the price of currency in which the securities the Fund anticipates purchasing are denominated, it is possible that the market may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward or futures contract that is not offset by a reduction in the price of the securities purchased.

     The amount of risk a Fund assumes when it purchases an option on a currency futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying contract above the exercise price of the option. By writing a put option, the Fund assumes the risk that it may be required to purchase the underlying contract for an exercise price higher than its then current market value, resulting in a potential loss unless the contract subsequently appreciates in value.

     The liquidity of a secondary market in a futures contract or related option may be adversely affected by daily price fluctuation limits established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on a number of consecutive trading days.

     INDEX FUTURES. To the extent opportunities are available, each Fund may purchase futures contracts or options on futures contracts on various stock indices (Index Futures) for investment purposes. An Index Future is a contract to buy an integral number of units of a stock index at a specified future date at a price agreed upon when the contract is made. A unit is the value from time to time of the relevant Index.

     The Funds may invest in Index Futures while the Manager seeks favorable terms from brokers to effect transactions in common stocks selected for purchase. Each Fund may also invest in Index Futures when the Manager believes that there are not enough attractive common stocks available to maintain the standards of diversity and liquidity set for a Fund pending investment in such stocks if and when they do become available. Through this use of Index Futures, a Fund may maintain a portfolio with diversified risk without incurring the substantial brokerage costs which may be associated with investment in multiple issuers. This use may also permit a Fund to avoid potential market and liquidity problems (e.g., driving up the price by purchasing additional shares of a portfolio security or owning so much of a particular issuer's stock that the sale of such stock depresses that stock's price) which may result from increases in positions already held by a Fund.

     As contrasted with purchases of a common stock, no price is paid or received by a

Fund upon the purchase of a futures contract. Upon entering into a contract, a Fund will be required to deposit with its custodian in a segregated account in the name of the futures broker a specified amount of cash or securities. This is known by participants in the market as initial margin. The type of instruments that may be deposited as initial margin, and the required amount of initial margin, will be determined by the futures exchange on which Index Futures are traded before trading of Index Futures commences. The nature of initial margin in futures transactions is different from that of margin in securities transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the particular Index fluctuates, making the position in the futures contract more or less valuable, a process known as marking to the market.

     A Fund may close out a futures contract purchase by entering into a futures contract sale. This will operate to terminate the Fund's position in the futures contract. Final determinations of variation margin are then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain.

     A Fund's investment in Index Futures involves risk. The Fund's ability to use Index Futures may be limited by market conditions, or the Funds may choose not to use Index Futures when, in retrospect, such Index Futures would have been beneficial to the Funds. Positions in Index Futures may be closed out by a Fund only on the futures exchanges on which Index Futures are then traded. There can be no assurance that a liquid market will exist for any particular contract at any particular time. The liquidity of the market in futures contracts could be adversely affected by daily price fluctuation limits established by the relevant futures exchange which limit the amount of fluctuation in the price of an Index Futures contract during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into in the price beyond the limit. In such events, it may not be possible for a Fund to close its futures contract purchase, and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. When a Fund has purchased a futures contract, its risk is, however, limited to the amount of the contract. The futures market may attract more speculators than does the securities market, because deposit requirements in the futures market are less onerous than margin requirements in the securities market. Increased participation by speculators in the futures market may also cause price distortions. In addition, investment in Index Futures involves the risk of an imperfect correlation between movement in the relevant Index and the price of Index Futures. This lack of correlation may result from investors closing out futures contracts in order to avoid additional margin deposit requirements or from the fact that trading hours for Index Futures may not correspond perfectly to hours of trading on the relevant foreign exchanges. Before a United States entity may purchase or sell futures contracts traded on foreign exchanges, the Commodity Futures Trading Commission (CFTC) must approve the contract for purchase and sale by U.S. persons. Those contracts may involve greater risks, including less liquidity and less governmental supervision.

     DEPOSITARY RECEIPTS. Each Fund may invest in American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) and European Depositary Receipts (EDRs) (collectively, Depositary Receipts) if issues of such Depositary Receipts are available that are consistent with a Fund's investment objective. Depositary Receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency as the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

     FIXED INCOME AND LOWER RATED SECURITIES. Each Fund may invest some or all of its assets in fixed income securities, including bonds and sovereign debt. Each Fund may invest some or all of its assets in securities rated below investment grade (that is, rated below BBB by Standard & Poor's or below Baa by Moody's) at the time of purchase, including securities in the lowest rating categories, and comparable unrated securities. Lower rated securities generally provide higher yields, but are subject to greater credit and market risk, than higher quality fixed income securities. Lower rated securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. The market for lower rated securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities. In addition, the secondary market may be less liquid for lower rated securities. This reduced liquidity at certain times may affect the values of these securities and may make the valuation and sale of these securities more difficult. Although higher quality fixed income securities generally have lower credit risk than lower rated securities, they may share some or all of the above risks of lower rated securities, including interest rate risk.

     INVESTMENT COMPANIES AND TRANSACTIONS WITH AFFILIATES. Each of the Funds may invest up to 10% of its total assets through investment companies or other collective investment vehicles designed to permit investments in a portfolio of securities listed in a particular developing country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment. The Trust takes the position that this limitation and the other applicable provisions of the Investment Company Act of 1940, as amended (the 1940 Act) do not apply to foreign investment companies not required to register under the 1940 Act due to their private placement of shares and the limited number and/or sophistication of their shareholders. As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers. To the extent a Fund invests in an affiliated fund, these assets are excluded for purposes of calculating the management fee payable by the Fund to the Manager.

         Section 17(a) of the 1940 Act prohibits most purchase and sale transactions between a registered investment company and its affiliates (and their affiliates), including transactions between separate series of a single investment company. Thus, the sale or purchase of securities or other property to or from any series of the Trust by an affiliate of such series (or an affiliate of such an affiliate) is prohibited. This would include any other series of the Trust, and any other investment company or account managed by the Manager or an affiliate. Rule 17a-7 under the 1940 Act provides an exemption for sales and purchases among investment companies and other persons (or accounts) which are affiliated solely by reason of having a common investment adviser (or affiliated investment advisers), common board members and/or common officers, provided that certain conditions (designed to ensure that the transaction is fair to the investment company) are met. Rule 17a-7 requires that the trustees of an investment company adopt procedures designed to ensure that any transactions subject to the rule comply with the rule's conditions and that the trustees review all transactions effected pursuant to such procedures on a quarterly basis. The trustees of the Trust approved such procedures governing transactions permitted by Rule 17a-7 on June 6, 1994.

     TEMPORARY DEFENSIVE STRATEGIES. For temporary defensive purposes, each Fund may but shall not be obligated to vary from its investment strategies during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant. Each Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor's Corporation or Baa or higher by Moody's Investors Service, Inc. or, if not so rated, deemed to be of equivalent quality by the Manager. Each Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption "-Repurchase Agreements." Also for defensive purposes, each Fund may invest its assets in securities (including equity securities) principally traded in the United States; provided, however, that each of the Opportunistic EAFE Fund's and the All Countries Fund's weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the MSCI World Index by more than 20%. Although the Funds have the flexibility to use these temporary defensive strategies, the Manager may choose not to for a variety of reasons, even in very volatile market conditions. Use of these strategies may prevent a Fund from achieving its investment objective.

     REPURCHASE AGREEMENTS. As a means of earning income for periods as short as overnight, each Fund may enter into repurchase agreements with selected banks and broker/dealers. Under a repurchase agreement, a Fund acquires securities subject to the seller's agreement to repurchase at a specified time and price. If the seller under a repurchase agreement becomes insolvent, a Fund's right to dispose of the securities may be restricted. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security. Also, if a seller defaults, the value of such securities may decline before a Fund is able to dispose of them.

     ILLIQUID SECURITIES. Each Fund may invest up to 15% of its net assets in illiquid securities, meaning securities that the Fund may not readily dispose of within 7 days at a price approximately the value used by the Fund for purposes of calculating its net asset value on the date of disposition. These securities include those whose disposition is restricted by securities laws. Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, a Fund may be forced to sell them at a discount.

     PORTFOLIO TURNOVER. Portfolio turnover, which measures the extent to which a Fund engages in active and frequent trading of its portfolio securities,is not a limiting factor with respect to investment decisions for the Funds. The portfolio turnover rates for the Funds' last three fiscal years are set forth below. In general, a Fund's portfolio turnover rate for a given fiscal year is the ratio of the amount of purchases or sales (whichever is less) of the Fund's portfolio securities to the monthly average asset value of the Fund's portfolio securities.


---------------------------------------------------------------------------------------------------------------------
                                                                      YEAR ENDED APRIL 30,
                                             ------------------------------------------------------------------------
                                                     2000                     1999                     1998
---------------------------------------------------------------------------------------------------------------------
OPPORTUNISTIC EAFE FUND                              71%                       82%                      63%
GLOBAL EMERGING MARKETS FUND                        146                       140                       89
ASIA PACIFIC FUND                                   114                       158                      162
EMEA FUND                                           109                       117                       81
JAPAN SMALL COMPANIES FUND                           37                        27                       26
---------------------------------------------------------------------------------------------------------------------

     In any particular year market conditions may well result in greater rates than are presently anticipated. The rate of a Fund's turnover may vary significantly from time to time depending on the volatility of economic and market conditions. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the relevant Fund. To the extent portfolio turnover results in the realization of short-term capital gains, such gains generally will be taxed to shareholders at ordinary income tax rates.


                               PURCHASE OF SHARES

     You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.

     Purchases are permitted on any business day. In order for a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds by 5:00 p.m. (New York time) on such day.

     The minimum initial investment in each Fund must be worth at least $1,000,000; subsequent investments must be worth at least $100,000. The Trust reserves the right to waive these minimums in its sole discretion.

     Shares of each Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or (iii) a combination of giving cash and exchanging such securities. Purchase of shares of the Funds in exchange for securities is subject in each case to the determination by the Manager that the securities to be exchanged are acceptable for purchase by the Fund. In all cases the Manager reserves the right to reject any particular investment. In particular, and without limiting the generality of the foregoing, the Manager may but shall not be obligated to reject an investment if, in the opinion of the Manager, the size of the investment and/or the transaction costs associated with the investment are such that there would be a material discrepancy between the purchase premium, if any, and the Fund's transaction expenses. Securities accepted by the Manager in exchange for Fund shares will be valued in the same manner as the Fund's assets, as described below, as of the time of the Fund's next determination of net asset value after such acceptance. All dividends and subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Funds and must be delivered to the Funds upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes is realized upon the exchange by an investor that is subject to federal income taxation, depending upon the investor's basis in the securities tendered. A shareholder who wishes to purchase shares by exchanging securities should obtain instructions from the Trust by calling Timothy Hall at 011-44-131-229-5252 before 12:00 noon (New York time) or Steven Johnson at 203-698-9031 after 12:00 noon (New York time) on business days.

     The purchase price of shares of a Fund is the net asset value next determined after a purchase order is received

     The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to a Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, as amended, or otherwise; and (3) the securities may be acquired under the Fund's investment policies and restrictions. No investor owning 5% or more of a Fund's shares may purchase additional Fund shares by exchange of securities.

     Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction. After an account has been established, you may send subsequent investments at any time upon notification to and confirmation by the Trust (Attention: Timothy Hall) at tel. 011-44-131-229-5252, fax 011-44-131-479-4747.

         Purchases of shares in any Fund are limited to persons who are "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended, and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A. Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate. Purchasers must be acquiring shares for their own account and for investment purposes only. Each Fund reserves the right to suspend or change the terms of the offering of its shares.

                              REDEMPTION OF SHARES

     THE SECURITIES OFFERED BY THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT FROM REGISTRATION. However, the securities are redeemable.

     You can redeem your shares by sending a written request by mail or by facsimile to the Trust (c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES; Attention: Timothy Hall; Fax # 011-44-131-479-4747 and to the Transfer Agent (State Street Bank and Trust Company, Transfer Agent Operations, P.O. Box 1978, Boston, MA 02105; Attention:
Kelly Powers; Fax # 617-985-9626). The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed. All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity).

     Shares of a Fund may be redeemed on any business day.

     The redemption price of shares of a Fund is the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust in proper form.

     Shares of a Fund may be redeemed by the payment of the redemption price in whole or in part by a distribution in kind of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash. Securities used to redeem Fund shares in kind will be valued in accordance with the Funds' procedures for valuation described under "Determination of Net Asset Value." Securities distributed by a Fund in kind will be selected by the Manager in light of the Fund's objective and generally will not represent a pro rata distribution of each security held in the Fund's portfolio. Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

     Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust in good order. If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, a Fund may withhold redemption proceeds until that check has cleared. A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration. Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting. Cash payments will be made by transfer of Federal funds for payment into the investor's account.

     When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption. Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

     The Trust may suspend the right of redemption and may postpone payment for any Fund for more than seven days during an emergency which makes it impracticable for a Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.


                        DISTRIBUTION AND SERVICING PLANS

     The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, for each Fund (the Plans). The Plans authorize the Manager to spend an amount of the management fees it collects from each Fund up to 0.25% per annum of the average monthly net assets of the relevant Fund for activities or services primarily intended to result in the sale of shares of the such Fund or for the provision of personal services to shareholders of such Fund.


                        DETERMINATION OF NET ASSET VALUE

     The net asset value of a share of each Fund will be determined as of the close of each business day in New York. The net asset value per share for a Fund is determined by dividing the total market value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of that Fund. Portfolio securities listed on a securities exchange for which market quotations are available are valued at the last quoted sale price on each business day, or, if there is no such reported sale, at the mean of the most recent quoted bid and ask prices unless the trustees, or persons acting on their behalf, determine that such value is not the fair value of such a security. Price information on listed securities is generally taken from the closing price on the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the mean of the most recent quoted bid and ask prices, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Other assets and securities for which no quotations are readily available (or for which quotations are not believed by the trustees to be reliable) are valued at fair value as determined in good faith by the trustees of the Trust, or by persons acting pursuant to procedures established by the trustees. Because certain Funds will, under normal conditions, hold securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Funds do not price their shares, the net asset value of those Funds' shares may change on days when shareholders will not be able to purchase or redeem shares.

                                  DISTRIBUTIONS

     Each Fund's policy is to declare and pay out as dividends, at least annually, substantially all of its investment company taxable income (which comes from dividends and any interest it receives from investments and net realized short-term capital gains), if any, and to distribute, at least annually, substantially all of its net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any. For these purposes and federal income tax purposes, a portion of the premiums from certain expired call or put options on currency futures written by a Fund, net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions may be treated as short-term capital gain (i.e., gain from the sale of securities held for 12 months or less). Each Fund's policy is to declare and pay distributions of its investment company taxable income and net realized capital gains annually, although any Fund may make more frequent distributions as determined by the trustees of the Trust to the extent permitted by applicable regulations. Each Fund intends generally to make distributions annually sufficient to avoid the imposition of a non-deductible 4% excise tax on certain undistributed amounts of taxable investment income and capital gains. For tax purposes, distributions to shareholders will be deemed to be increased by each shareholder's allocable share of a portion of a Fund's expenses, including a Fund's advisory expenses.

     All dividends and/or distributions will be paid in shares of the relevant Fund at net asset value unless the shareholder elects in the subscription agreement to receive cash. Shareholders may make this election by marking the appropriate box on the subscription agreement.

                                      TAXES

     Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as a Fund qualifies for treatment as a regulated investment company, the Fund itself will not be subject to federal income tax to the extent its dividend, interest and certain other income, its net realized short-term gains and its net realized long-term capital gains are distributed to its shareholders.

     If a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one year period ending October 31 (or later if a Fund is permitted to elect and so elects), plus any retained amount from the prior year, such Fund will be subject to a 4% excise tax on undistributed amounts. A distribution paid to shareholders by a Fund in January of a year is generally deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year. Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax.

     Dividend distributions (i.e., distributions derived from interest, dividends and certain other income, including in general short-term capital gains) will be taxable to shareholders subject to federal income tax as ordinary income. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) on securities held for more than twelve months will be taxable to shareholders as such, regardless of how long a shareholder has held the shares in a Fund. Distributions from each Fund will be taxed as described above whether received in cash or in shares through reinvestment of dividends.

     Dividends and distributions on a Fund's shares generally are subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though they economically may represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when a Fund's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when a Fund's net asset value also reflects unrealized losses.

     A Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash-sale and short sale rules), which could accelerate income, defer losses, or otherwise affect the amount, timing or character of distributions to shareholders.

     A Fund's transactions in foreign currencies and hedging activities likely will produce a difference between its book income and taxable income. This difference may cause a portion of a Fund's income distributions to constitute a return of capital for tax purposes or require a

Fund to make distributions exceeding book income to qualify as a regulated investment company.

     Each Fund may be subject to foreign withholding taxes on dividends, interest or capital gains which will decrease the Fund's yield. However, each Fund may make an election with the Internal Revenue Service for each fiscal year which would allow shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return for their pro-rata portion of foreign income taxes paid by the Fund. As a result, income of a Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders. The amount of foreign income taxes paid by a Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level).

     The sale or redemption of shares of a Fund, including a redemption in-kind, is a taxable event to the selling or redeeming shareholder.

     The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year.

     The foregoing is a general summary of the U.S. federal income tax consequences for shareholders who are U.S. citizens or corporations. Fund shareholders who are not U.S. citizens or that are foreign corporations may receive substantially different tax treatment of distributions by the Funds. Shareholders should consult their own tax advisors about the tax consequences of an investment in a Fund in light of each shareholder's particular tax situation. Shareholders also should consult their own tax advisors about consequences under foreign, state, local or other applicable laws.


                             MANAGEMENT OF THE TRUST

     Each Fund is advised and managed by Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh Scotland. The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, offshore investment funds and other collective investment vehicles, separate accounts for ERISA and other pension plans and other public and private accounts.

     The primary responsibility for the day-to-day management by the Manager of the Funds' respective portfolios rests with committees organized for that purpose.

     Under the Management Contract with the Trust on behalf of each Fund, the Manager selects and reviews each Fund's investments and provides executive and other personnel for the management of the Trust. Pursuant to the Trust's Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager. In the event that the Manager ceases to be the manager of the Funds, the right of the Trust to use the identifying name "Martin Currie" or the prefix "MCBT" with respect to the Trust or any Fund may be withdrawn.

     Under the Management Contract, each Fund pays the Manager a quarterly management fee based on the respective Fund's average net assets. The annual rate at which each Fund pays a management fee, and the management fee paid by each Fund for its last fiscal year, expressed as a percentage of the respective Fund's average net assets, is set forth below.


--------------------------------------------------------------------------------------------------------------------
                                                                   MANAGEMENT FEE           MANAGEMENT FEE PAID FOR
                                                                                                 LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------
ALL COUNTRIES FUND                                                      1.00%                          --
OPPORTUNISTIC EAFE FUND                                                 0.70                         0.70%
GLOBAL EMERGING MARKETS FUND                                            0.80                         0.80
ASIA PACIFIC FUND                                                       1.50                         1.50
EMEA FUND                                                               1.50                         1.50
JAPAN SMALL COMPANIES FUND                                              1.00                         1.00
--------------------------------------------------------------------------------------------------------------------

     The Manager's fee for management of each Fund may be higher than that paid by most other mutual funds but is comparable to the management fees of mutual funds with similar investment objectives.

     In order to limit the expenses of the All Countries Fund, the Manager has agreed to waive its compensation and, to the extent necessary, bear other expenses of the Fund, through April 30, 2001, to the extent that the Fund's annual expenses (including the management fee but excluding brokerage, interest, taxes and deferred organizational and extraordinary expenses) would exceed an annual rate of 1.00% of the Fund's average monthly net assets. For purposes of determining any such waiver or expense reimbursement, expenses of the Fund do not reflect the application of custodial, transfer agency or other credits or expense offset arrangements that may reduce the Fund's expenses.

     The organizational expenses of the Funds as well as all other expenses incurred in the operation of the Funds are borne by the relevant Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians, registrars and transfer agents, administrators, auditing and legal expenses.

     The Manager and its affiliates advise other investment companies or collective investment vehicles (including offshore funds) for which they receive fees. Each of the Funds may invest in such affiliated investment vehicles, as well as unaffiliated investment vehicles.

As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers. To the extent a Fund invests assets in an affiliated fund, those assets are excluded for purposes of calculating the management fee payable by the Fund to the Manager.

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

     The Trust is an open-end series investment company, registered under the 1940 Act, and organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust dated May 20, 1994, as amended.

     The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into six series. Each share of a series represents an equal proportionate interest in that series with each other share. The Declaration of Trust also permits the trustees, without shareholder approval, to subdivide any series of shares into various sub-series (or classes) of shares with such dividend preferences and other rights as the trustees may designate. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

     Subject to the restrictions described under "Redemption of Shares," the Trust's shares are freely transferable. Shareholders are entitled to dividends as declared by the trustees, and, in liquidation of the relevant Fund's portfolio, are entitled to receive the net assets of the portfolio. Shareholders are entitled to vote at any meetings of shareholders. The Trust generally does not hold annual meetings of shareholders and will do so only when required by law. Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement. In addition, a special meeting of shareholders of the Fund will be held if, at any time, less than a majority of the trustees then in office have been elected by shareholders of the Fund.

     The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

                            ADMINISTRATOR; CUSTODIAN;
                       TRANSFER AND DIVIDEND PAYING AGENT

     State Street Bank and Trust Company (State Street), 225 Franklin Street, Boston, MA 02110 serves as the Trust's administrator, custodian and transfer and dividend paying agent. Each Fund pays State Street as administrator a fee at the rate of 0.08% of such Fund's average net assets up to $125 million, 0.06% of the next $125 million and 0.04% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs. The amounts paid to State Street as administrator under the relevant contract for each of the Fund's last three fiscal years are set forth below.


-------------------------------------------------------------------------------------------------------------------
                                                                      YEAR ENDED APRIL 30,
                                             ----------------------------------------------------------------------
                                                     2000                     1999                     1998
-------------------------------------------------------------------------------------------------------------------
OPPORTUNISTIC EAFE FUND                             $164,100                  $122,425                 $103,773
GLOBAL EMERGING MARKETS FUND                         118,243                    73,785                   54,976
ASIA PACIFIC FUND                                    228,935                    82,673                   58,649
EMEA FUND                                             71,101                    55,000                   33,551
JAPAN SMALL COMPANIES FUND                           109,957                    55,000                   59,817
-------------------------------------------------------------------------------------------------------------------

     State Street also receives fees and compensation of expenses for certain custodian and transfer agent services.


                             INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110 serves as the Trust's independent accountants.


                                  LEGAL COUNSEL

     Ropes & Gray, One International Place, Boston, MA 02110, is the Trust's legal counsel.


                              SHAREHOLDER INQUIRIES

     Shareholders may direct inquiries to the Trust c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland, United Kingdom EH1 2ES (Attention: Timothy Hall), tel. 011-44-131-229-5252, fax 011-44-131-479-4747.
During hours in which the offices in Scotland are closed, institutional investors in the U.S. may contact Martin Currie Investor Services, Inc., an affiliate of the Manager, 53 Forest Avenue, Old Greenwich, CT 06870, tel. 203-698-9031 (Attention: Steven Johnson). Shareholders may also direct inquiries to the Trust by sending an e-mail message to contact_us@martincurrie.com, except that, with respect to purchases and redemptions of shares, shareholders are asked to follow the instructions set forth under "Purchase of Shares" and "Redemption of Shares" above.


                        FINANCIAL HIGHLIGHTS INFORMATION

     The financial highlights tables are intended to help investors understand each Fund's recent financial performance. Certain information reflects financial results for a single share of the relevant Fund. The total returns represent the rate that an investor would have earned or lost on an investment in the relevant Fund, assuming reinvestment of all dividends and distributions. This information has been derived from the Funds' financial statements, which have been audited by PricewaterhouseCoopers LLP. Its report and each Fund's financial statements are included in the relevant Fund's annual report to shareholders, which is available upon request.

                                                    MCBT OPPORTUNISTIC EAFE FUND

--------------------------------------------------------------------------------
                                                            FINANCIAL HIGHLIGHTS
                                          FOR A SHARE OUTSTANDING FOR THE PERIOD


                                                             YEAR            YEAR           YEAR             YEAR           YEAR
                                                            ENDED           ENDED          ENDED            ENDED          ENDED
                                                       APRIL 30, 2000  APRIL 30, 1999  APRIL 30, 1998  APRIL 30, 1997 APRIL 30, 1996
                                                       --------------  --------------  --------------  -------------- --------------
PER SHARE OPERATING
-------------------
PERFORMANCE
-----------

Net asset value, beginning of period                      $   13.490   $    13.310  $    11.320  $    11.250  $     9.860
                                                          ----------   -----------   -----------  -----------  ----------

Net investment income                                          0.101         0.192        0.095        0.134        0.314

Net realized and unrealized gain(loss) on

     investment and foreign currency

     transactions                                              2.889         0.786        2.462        0.286        1.239
                                                            ----------   -----------  -----------  -----------  -----------
Total from investment operations                               2.990         0.978        2.557        0.420        1.553
                                                            ----------   -----------  -----------  -----------  -----------
Less distributions:

     Net investment income                                    (0.203)       (0.106)      (0.153)     (0.229)       (0.167)

     In excess of net investment income                       (0.023)        0.000        0.000      (0.127)       (0.023)

     Net realized gains                                       (0.952)       (0.728)      (0.422)       0.000        0.000
                                                            ----------   -----------  -----------  -----------  -----------

     Total distributions                                      (1.178)       (0.834)      (0.575)      (0.356)      (0.190)
                                                            ----------   -----------  -----------  -----------  -----------
Paid in capital from subscription and

     redemption fees                                           0.018         0.036        0.008        0.006        0.027
                                                            ----------   -----------  -----------  -----------  -----------

Net asset value, end of period                            $   15.320    $   13.490   $   13.310   $   11.320   $   11.250
                                                            ==========   ===========  ===========  ===========  ===========



TOTAL INVESTMENT RETURN (1)                                   21.66%         7.92%       23.33%        3.85%       16.17%
-----------------------                                     =========    ==========   ==========   ==========   ==========



RATIOS AND SUPPLEMENTAL DATA
----------------------------

Net assets, end of period                                   $261,771,264  $213,865,065  $159,362,284  $120,649,807  $108,295,237

Operating expenses, net, to average

        net assets                                             0.92%         0.96%        0.96%        0.98%        1.00%

Operating expenses, gross, to average

        net assets                                             0.92%         0.96%        0.96%        0.98%        1.05%

Net investment income to average net assets                    0.89%         0.85%        1.08%        0.90%        1.46%

Portfolio turnover rate                                          71%           82%          63%          49%          37%

Per share amount of fees waived                            $   0.000     $   0.000    $   0.000    $   0.000    $   0.012

--------------------------------------------------------------------------------

(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees. Total return would have been lower had certain expenses not been waived.

                                               MCBT GLOBAL EMERGING MARKETS FUND

--------------------------------------------------------------------------------
                                                            FINANCIAL HIGHLIGHTS
                                          FOR A SHARE OUTSTANDING FOR THE PERIOD


                                                            YEAR                YEAR             YEAR      FEBRUARY 14, 1997*
                                                           ENDED               ENDED            ENDED           THROUGH
                                                      APRIL 30, 2000(4)  APRIL 30, 1999   APRIL 30, 1998  APRIL 30, 1997
                                                       --------------    --------------   --------------  --------------
PER SHARE OPERATING
-------------------
PERFORMANCE
-----------

Net asset value, beginning of period                   $       8.010   $       8.990  $      10.020  $ 10.000
                                                       -------------   -------------  -------------  --------

Net investment income                                          0.030           0.081          0.004     0.055

Net realized and unrealized gain (loss) on

     investment and foreign currency transactions              1.964          (1.016)        (0.883)   (0.035)
                                                       -------------   -------------  -------------  -------------

Total from investment operations                               1.994          (0.935)        (0.879)    0.020
                                                       -------------   -------------  -------------  -------------

Less distributions:

     Net investment income                                    (0.000)         (0.012)        (0.086)    0.000

     In excess of net investment income                       (0.000)         (0.033)        (0.053)    0.000

     Net realized gains                                       (0.124)          0.000         (0.058)    0.000
                                                       --------------  -------------  -------------    ------------

Total distributions                                           (0.124)         (0.045)        (0.197)    0.000
                                                       -------------   -------------  -------------    ------------

Paid in capital from subscription and

     redemption fees                                           0.000           0.000          0.046     0.000
                                                       -------------   -------------  -------------  -------------

Net asset value, end of period                         $       9.880   $       8.010  $       8.990  $ 10.020
                                                       =============   =============  =============  =============

TOTAL INVESTMENT RETURN (1) (2)                               25.00%         (10.26)%        (8.21)%         0.20%
-----------------------                                ============    ============   ============   ============

RATIOS AND SUPPLEMENTAL DATA
----------------------------

Net assets, end of period                                $166,388,245    $131,628,560    $99,831,879     $50,095,856

Operating expenses, net, to average net assets                 1.07%             1.12%          1.14%        1.33%(3)

Operating expenses, gross, to average net assets               1.07%             1.12%          1.14%        1.33%(3)

Net investment income to average net assets                    0.32%             1.16%          0.98%        2.83%(3)

Portfolio turnover rate                                         146%              140%            89%           0%

-------------------------------------------------------------------------------------------------------------------

*    Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
(2) Periods less than one year are not annualized.
(3) Annualized.
(4) The per share amounts were computed using an average number of shares outstanding during the year.

                                                 MCBT ASIA PACIFIC EX JAPAN FUND

--------------------------------------------------------------------------------
                                                           FINANCIAL HIGHLIGHTS
                                          FOR A SHARE OUTSTANDING FOR THE PERIOD


                                                              YEAR         YEAR           YEAR         YEAR         YEAR
                                                              ENDED        ENDED          ENDED        ENDED        ENDED
                                                             APRIL 30,    APRIL 30,      APRIL 30,    APRIL 30,    APRIL 30,
                                                             2000(2)       1999(2)        1998         1997(2)      1997(2)
                                                          ------------   ----------   -----------  ------------  -----------
PER SHARE OPERATING
-------------------
PERFORMANCE
-----------
Net asset value, beginning of period                       $     2.490   $     2.590  $     9.630  $    12.360  $    9.980
                                                           -----------   -----------  -----------  -----------  ----------

Net investment (loss)                                           (0.003)       (0.005)     (0.227)      (0.101)      (0.029)

Net realized and unrealized gain (loss) on investment
        and foreign currency transactions                        0.073*       (0.095)     (6.871)      (2.503)       2.466
                                                           -----------   -----------  ----------  ------------       ------
Total from investment operations                                 0.070        (0.100)     (7.098)      (2.604)       2.417
                                                           -----------   -----------  ----------  -----------        ------
Less distributions:
     In excess of net investment income                          0.000         0.000       0.000       (0.009)      0.000
     Net realized gains                                          0.000         0.000       0.000        0.000      (0.209)
     In excess of net realized gains                             0.000         0.000       0.000       (0.305)      0.000
                                                           -----------   -----------  ----------  -----------       ------
Total distributions                                              0.000         0.000       0.000       (0.314)     (0.209)
                                                           -----------   -----------  ----------  -----------        ------
Paid in capital from subscription and
     redemption fees                                             0.000         0.000       0.058        0.188       0.172
                                                           -----------   -----------  ----------  ----------- -----------

Net asset value, end of period                             $     2.560   $     2.490 $     2.590  $     9.630 $    12.360
                                                           ===========   =========== ===========  =========== ===========

TOTAL INVESTMENT RETURN (1)                                      2.81%        (3.86)%    (73.10)%     (19.82)%     26.30%
-----------------------                                    ==========    ==========   =========   ==========       ======

RATIOS AND SUPPLEMENTAL DATA
----------------------------
Net assets, end of period                                  $375,444,715  $199,723,978  $21,072,974  $84,384,554  $129,326,397

Operating expenses, net, to average
        net assets                                               1.72%         1.83%        2.00%        1.89%      1.93%
Operating expenses, gross, to average
        net assets                                               1.72%         1.83%        2.23%        1.98%      2.18%
Net investment income (loss) to
        average net assets                                      (0.12)%       (0.26)%      (0.09)%      (0.89)%    (0.27)%

Portfolio turnover rate                                            114%         158%         162%        118%        65%

Per share amount of fees waived                             $    0.000   $     0.000  $     0.552  $     0.011  $   0.027
-------------------------------------------------------------------------------------------------------------------

* The amount shown for a share outstanding does not correspond with the aggregate net realized and unrealized gain (loss) on investments for the period ended due to the timing of sales of Fund shares in relation to the fluctuating market value of the investments.

(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees. Total return would have been lower had certain expenses not been waived.
(2) The per share amounts were computed using an average number of shares outstanding during the year.

                                                                  MCBT EMEA FUND

--------------------------------------------------------------------------------
                                                            FINANCIAL HIGHLIGHTS
                                          FOR A SHARE OUTSTANDING FOR THE PERIOD


                                                                      Year                Year          June 25, 1997*
                                                                      Ended               Ended             through
                                                                April 30, 2000(4)   April 30, 1999      April 30, 1998
                                                                -----------------   --------------      --------------
PER SHARE OPERATING PERFORMANCE
-------------------------------

Net asset value, beginning of period                           $           8.480    $      10.850       $   10.000
                                                               -----------------    -------------       ----------

Net investment income                                                      0.006            0.119            0.041

Net realized and unrealized gain (loss) on investment

     and foreign currency transactions                                     2.319           (2.041)           0.887
                                                               -----------------    -------------       ----------

Total from investment operations                                           2.325           (1.922)           0.928
                                                               -----------------    -------------       ----------

Less distributions:

     Net investment income                                                 0.000           (0.112)          (0.020)

     In excess of net investment income                                    0.000           (0.046)           0.00

     Net realized gains                                                   (0.055)          (0.371)          (0.175)
                                                               ------------------   -------------       ----------

Total distributions                                                       (0.055)          (0.529)          (0.195)
                                                               -----------------    -------------       ----------

Paid in capital from subscription and

        redemption fees                                                    0.000            0.081            0.117
                                                               -----------------    -------------       ----------

Net asset value, end of period                                 $          10.750    $       8.480       $   10.850
                                                               ==================   =============       ==========



TOTAL INVESTMENT RETURN (1) (2)                                           27.44%          (16.20)%          10.71%
-----------------------                                        ==================  ================     ==========

RATIOS AND SUPPLEMENTAL DATA
----------------------------

Net assets, end of period                                      $      107,248,151   $    29,149,329    $ 78,938,181

Operating expenses, net, to average net assets                            1.79%          2.13%             1.93%(3)

Operating expenses, gross, to average net assets                          1.79%          2.13%             1.93%(3)

Net investment income to average net assets                               0.06%          0.95%             0.84%(3)

Portfolio turnover rate                                                    109%           117%               81%

-------------------------------------------------------------------------------------------------------

*    Commencement of investment operations.
(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees.
(2) Periods less than one year are not annualized.
(3)  Annualized.
(4) The per share amounts were computed using an average number of shares outstanding during the year.

                                                 MCBT JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------
                                                            FINANCIAL HIGHLIGHTS
                                          FOR A SHARE OUTSTANDING FOR THE PERIOD


                                                         YEAR            YEAR           YEAR        YEAR       YEAR
                                                         ENDED           ENDED          ENDED       ENDED      ENDED
                                                        APRIL 30,       APRIL 30,      APRIL 30,   APRIL 30,  APRIL 30,
                                                         2000             1999            1998      1997       1996
                                                       ------------  -------------   ----------   ---------  ----------
PER SHARE OPERATING
-------------------
PERFORMANCE
-----------

Net asset value, beginning of period                    $     9.290   $     6.460   $    7.720    $ 10.770    $  9.610
                                                        -----------   -----------   ----------    --------    --------

Net investment income (loss)                                 (0.095)        0.102       (0.005)     (0.027)     (0.034)
Net realized and unrealized gain (loss)
        on investment and foreign currency
        transactions                                          5.544         2.727       (1.189)     (2.384)      1.248
                                                         -----------   -----------  -----------    -----------  -------

Total from investment operations                              5.449         2.829       (1.194)     (2.411)      1.214
                                                           -----------   -----------  -----------  -----------  -------

Less distributions:
     Net investment income                                    0.000         0.000       (0.069)     (0.203)      0.000

     In excess of net investment income                       0.000         0.000        0.000      (0.314)     (0.097)

     Return of capital                                        0.000         0.000       (0.029)      0.000       0.000

     Net realized gains                                      (0.089)        0.000        0.000      (0.100)      0.000

     In excess of net realized gains                          0.000         0.000        0.000      (0.040)      0.000
                                                           -----------   -----------  ----------- -----------   ------

Total distributions                                          (0.089)        0.000       (0.098)     (0.657)     (0.097)
                                                           -----------   -----------  -----------  ----------- -------

Paid in capital from subscription and
     redemption fees                                          0.000         0.001        0.032       0.018       0.043
                                                           -----------   -----------  ----------- -----------  --------

Net asset value, end of period                             $    14.650   $     9.290  $     6.460  $    7.720  $   10.770
                                                           ===========   ===========  ===========  ==========  ==========

TOTAL INVESTMENT RETURN (1)                                     58.55%        43.80%      (15.01)%    (22.69)%     13.13%
-----------------------                                    ==========    ==========   ==========   ===========  =========

RATIOS AND SUPPLEMENTAL DATA
----------------------------
Net assets, end of period                                  $149,821,497  $81,800,071  $57,506,372  $66,748,656  $88,863,054
Operating expenses, net, to average
        net assets                                               1.21%         1.31%        1.29%        1.26%      1.37%
Operating expenses, gross, to average
        net assets                                               1.21%         1.31%        1.29%        1.26%      1.37%
Net investment income(loss) to
        average net assets                                      (0.57)%       (0.34)%      (0.30)%      (0.41)%    (0.36)%
Portfolio turnover rate                                            37%           27%          26%          26%        37%
Per share amount of fees waivd                                 $0.000        $0.000       $0.000       $0.000     $0.000
---------------------------------------------------------------------------------------------------------------------------

(1) Total return at net asset value assuming all distributions reinvested and no purchase premiums or redemption fees. Total return would have been lower had certain expenses not been waived.

                           FOR MORE INFORMATION ABOUT
                    THE FUNDS OF MARTIN CURRIE BUSINESS TRUST

     The Funds' Statement of Additional Information (SAI) and, except with respect to MCBT All Countries World ex U.S. Fund (which commenced operations only recently and has not been required to produce any shareholder reports), each Fund's annual and semi-annual reports to shareholders include additional information about the Funds. The SAI, and the independent accountant's report and financial statements included in each Fund's most recent annual report to its shareholders, are incorporated by reference into this Private Placement Memorandum. Each Fund's annual report discusses the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. You may get free copies of these materials, request other information about the Funds or make shareholder inquiries, by calling Steven Johnson at 1-800-698-9016 or by sending an e-mail message to contact_us@martincurrie.com.

     You may review and copy information about the Funds, including the SAI, at the Securities and Exchange Commission's public reference room in Washington, D.C. You may call the Commission at 1-202-942-8090 for information about the operation of the public reference room. You may also access reports and other information about the Funds on the EDGAR Database on the Commission's Internet site at http://www.sec.gov. You may get copies of this information, with payment of a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Commission's Public Reference Section, Washington, D.C. 20549-0102. You may need to refer to the Trust's file number.



File No. 811-08612

                                                                       EXHIBIT A

                          MARTIN CURRIE BUSINESS TRUST

                             SUBSCRIPTION AGREEMENT
                                       for
                          Shares of Beneficial Interest

                                                                    Amount of
                                                                    Subscription
                                                                   (US$)

     MCBT All Countries World ex U.S. Fund                         -------------

     MCBT Opportunistic EAFE Fund                                  -------------

     MCBT Global Emerging Markets Fund                             -------------

     MCBT Asia Pacific ex Japan Fund                               -------------

     MCBT EMEA Fund                                                -------------

     MCBT Japan Small Companies Fund                               -------------


                  Total Amount Subscribed  US$
                                              --------------------


                             SUBSCRIBER INFORMATION

Name of Subscriber:
                   -------------------------------------------------------------

(hereinafter "SUBSCRIBER")

Name for Registration
--------------------------------------------------------------------------------
(if different from above)

Person Signing (if different):
                              --------------------------------------------------

Capacity (if applicable):
                         -------------------------------------------------------

Address:
---------------------------------------------------------------
            (Number and Street)

----------------------------------------------------------------
            (City)           (State)              (Zip Code)
Telephone:
---------------------------------------------------------------
Fax:
---------------------------------------------------------------

                                BANK INFORMATION
Bank Name:
---------------------------------------------------------------
ABA Number:
---------------------------------------------------------------
Address:
---------------------------------------------------------------
            (Number and Street)

---------------------------------------------------------------
            (City)           (State)              (Zip Code)

Telephone:
---------------------------------------------------------------
Fax:
---------------------------------------------------------------
Account Name:
---------------------------------------------------------------
Account Number:
---------------------------------------------------------------

SUBSCRIBER hereby agrees as follows:

1. SUBSCRIBER hereby subscribes for shares of beneficial interest in the one or more series (each a "Fund") of Martin Currie Business Trust (the "Trust") indicated above and in the dollar amount(s) set forth above. Upon completion of this Subscription Agreement, SUBSCRIBER should send this agreement by facsimile and courier to:

               Martin Currie Business Trust
               c/o Martin Currie, Inc.
               20 Castle Terrace
               Edinburgh, Scotland
               United Kingdom EH1 2ES
               ATTENTION:  Timothy Hall
               FAX:  011-44-131-479-4747

     After the Trust has reviewed the completed Subscription Agreement, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription. If the subscription is accepted by the Trust, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Subscription Agreement to:

               State Street Bank and Trust Company
               Boston, Massachusetts
               ABA # 011000028

               BNF = AC-42306662 "Mutual Fund F/B/O
               Martin Currie Business Trust"

               OBI = "NAME OF FUND"
               Shareholder Name

2. SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this subscription will be treated as a subscription for shares of beneficial interest in the indicated Funds (the "Shares") to become effective following the satisfaction of all of the conditions specified in
     Section 3 of this Subscription Agreement unless otherwise agreed by the Trust.

3. SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Subscription Agreement, (ii) SUBSCRIBER executes this Subscription Agreement and delivers it to the Trust, (iii) the Subscription Agreement is accepted by or on behalf of the Trust, which acceptance may be withheld in the Trust's sole discretion, and (iv) the Trust can and has confirmed that the subscription amount has been received in the account listed in Section 1 above.

4. SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has received a copy of the Private Placement Memorandum dated August 21, 2000 (the "Placement Memorandum") relating to the offer for sale by the Trust of the Shares and has had an opportunity to request a Statement of Additional Information dated as of August 21, 2000 (the "SAI"), and has reviewed the Placement Memorandum carefully prior to executing this Subscription Agreement. SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Placement Memorandum or the SAI. SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Placement Memorandum or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.

5.   SUBSCRIBER hereby elects:

     - To reinvest all distributions of income and realized capital gains from a Fund in additional shares of that Fund OR

     - To receive all distributions of income and realized capital gains from a Fund as cash when declared OR

     - To reinvest all realized capital gains from a Fund in additional shares of the Fund and to receive all distributions of income as cash.

     SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.

6. SUBSCRIBER understands and acknowledges that, in selling the Shares to SUBSCRIBER, the Trust is relying on the representations made and information supplied in this Subscription Agreement to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

7. SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Subscription Agreement for its own account for investment only and not with a view to any resale or distribution.

8. SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Trust, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Trust and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

9. SUBSCRIBER understands that the Trust will offer the Shares only to investors which qualify as "accredited investors" as defined in Regulation D under the 1933 Act. SUBSCRIBER represents that it qualifies as an "accredited investor" because SUBSCRIBER is described in the paragraph or paragraphs indicated below: (CHECK ONE OR MORE)

     - A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     - A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of purchase of the Shares.

          A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the 1933 Act.

     - An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000.

     -    A private business development company as defined in Section 202(a)
          (22) of the Investment Advisers Act of 1940, as amended.

     - A bank as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
          Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

     - A Trustee or Executive Officer of the Trust whose purchase exceeds $1,000,000.

     - An entity in which all of the equity owners are accredited investors as defined above.

10. SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in) __________________.
                                                              (U.S. State)

11. SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Subscription Agreement to be untrue at any time.

12. SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares upon completion of the Offering.

13. SUBSCRIBER understands and agrees that the Shares are being sold in a transaction which is exempt from the registration requirements of the 1933 Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the 1933 Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Placement Memorandum and the SAI, must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The undersigned further understands and agrees that the Trust is under no obligation to register such Shares and that any exemptions are extremely limited.

14. SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Subscription Agreement, the Placement Memorandum, the SAI, the 1933 Act and any applicable state securities laws.

15. SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Subscription Agreement.

This Subscription Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

Please sign this Subscription Agreement exactly as you wish your Shares to be registered. (The information supplied by you below should conform to that given on the cover page).

Dated:  __________, _____           Name of SUBSCRIBER:____________________

                                    By:_______________________

                                    Name of Person Signing if different
                                    from SUBSCRIBER:______________________
                                                      (please print)

                                          Capacity:______________________
                                                        (please print)

                                    Accepted:

                                    MARTIN CURRIE BUSINESS TRUST

                                    By:___________________________
                                    Name:
                                    Title:


     A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Subscription Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of any Fund individually but are binding only upon the assets and property belonging to the Funds.

                          MARTIN CURRIE BUSINESS TRUST

                      MCBT All Countries World ex U.S. Fund
                          MCBT Opportunistic EAFE Fund
                        MCBT Global Emerging Markets Fund
                         MCBT Asia Pacific ex Japan Fund
                                 MCBT EMEA Fund
                         MCBT Japan Small Companies Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                 August 21, 2000











     This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Martin Currie Business Trust Private Placement Memorandum dated August 21, 2000, and should be read in conjunction therewith. Certain disclosure has been incorporated by reference to portions of the Trust's Annual Reports to Shareholders. A free copy of the Trust's Annual Reports to Shareholders or Private Placement Memorandum may be obtained by writing or telephoning (by collect call) Martin Currie Business Trust, c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES (Attention: Timothy Hall), tel. 011-44-131-229-5252, fax 011-44-131-479-4747 or c/o Martin Currie Investor Services, Inc., 53 Forest Avenue, Old Greenwich, Connecticut 06870 (Attention: Steven Johnson), tel. 203-698-9031.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS...............................1

MANAGEMENT OF THE TRUST........................................................4

INVESTMENT ADVISORY AND OTHER SERVICES.........................................7

DISTRIBUTION AND SERVICING PLANS...............................................9

PORTFOLIO TRANSACTIONS AND BROKERAGE..........................................10

DESCRIPTION OF THE TRUST......................................................11

HOW TO BUY SHARES.............................................................14

NET ASSET VALUE AND OFFERING PRICE............................................14

REDEMPTIONS...................................................................15

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS...................15

FINANCIAL STATEMENTS..........................................................18

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

     The investment objective and policies of each series ("Fund") of Martin Currie Business Trust (the "Trust"), are summarized in the Private Placement Memorandum under "Fund Summaries," "Information About the Funds' Investment Strategies and Related Risks" and "More Information About the Funds' Investment Strategies and Risks." The investment objective and policies of each Fund set forth in the Private Placement Memorandum and in this Statement of Additional Information may be changed by the Trust's trustees, without shareholder approval except that any policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the relevant Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

     In addition to its investment objective and policies set forth in the Private Placement Memorandum, the following investment restrictions are policies of each Fund (and those marked with an asterisk are fundamental policies of each Fund):

     Each Fund will not:

     *(1) Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

     (2) Change its classification pursuant to Section 5(b) of the Investment Company Act of 1940, as amended (the "1940 Act") from a "diversified" management investment company to a "non-diversified" one without shareholder approval.

     *(3) Borrow money in excess of 10% of its total assets (taken at cost) or 5% of its total assets (taken at current value), whichever is lower, nor borrow any money except as a temporary measure for extraordinary or emergency purposes, however, any sale coupled with an agreement to repurchase or any Fund's use of reverse repurchase agreements and "dollar roll" arrangements shall not constitute borrowing by such Fund for purposes of this restriction.

     *(4) Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

     *(5) Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

     *(6) Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund's investment objectives and policies.

     *(7) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements. The Securities and Exchange Commission (SEC) takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

     *(8) Pledge, hypothecate, mortgage or otherwise encumber the Fund's assets except to secure borrowings and as margin or collateral for financial futures, swaps, and other negotiable transactions in the over-the-counter market.

     The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities, high grade debt instruments or other liquid securities are deposited in a segregated account or are otherwise covered. Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

CONVERTIBLE SECURITIES

     Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed income and equity securities. Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

     Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.

     Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

YANKEE BONDS

     The Funds may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers ("Yankee bonds"). As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

REPURCHASE AGREEMENTS

     Pursuant to guidelines adopted by the trustees of the Trust, each Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the 1940 Act, a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Funds the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U.S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement. Pursuant to the guidelines, Martin Currie, Inc. (the "Manager") maintains an approved list of banks and non-bank dealers with which the Trust may engage in repurchase agreement transactions, and the Manager may propose changes to such list which are reviewed by the trustees of the Trust on at least a quarterly basis.

     Currently, State Street Bank and Trust Company is the only counterparty on the approved list.

TEMPORARY DEFENSIVE STRATEGIES

     For temporary defensive purposes, each Fund may vary its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant. For discussion of the types of investments each Fund may make in assuming a temporary defensive position, see "Information
About the Funds' Investment Strategies and Related Risks" and "More Information About the Funds' Investment Strategies and Risks -- Temporary Defensive Strategies" in the Private Placement Memorandum.


                             MANAGEMENT OF THE TRUST

     The trustees of the Trust are responsible for generally overseeing the conduct of Fund business. Subject to such policies as the trustees may determine, Martin Currie, Inc. (the "Manager") furnishes a continuing investment program for each Fund and makes investment decisions on its behalf. Subject to the control of the trustees, the Manager also manages each Fund's other affairs and business.

     The trustees and officers of the Trust and their principal occupations during the past five years are as follows:

     C. JAMES P. DAWNAY* 53 -- TRUSTEE AND PRESIDENT. Deputy Chairman of Martin Currie Limited since 1999. Formerly Director of Corporate Development at Martin Currie Limited since 1992. Prior to joining Martin Currie Limited, Director of Mercury Asset Management and Chairman of Mercury Fund Managers.

     PATRICK R. WILMERDING 56 -- TRUSTEE. 79 Milk Street, Room 907, Boston, MA 02109. Self-employed investment manager since 1993. Director of The
Providence Journal. Formerly, Director of Lenox Capital and Division Executive of The First National Bank of Boston.

     SIMON D. ECCLES 64 -- TRUSTEE. 27 Chestnut Street, Boston, MA 02108. Chairman and Manager of Venturi Investment Trust.

     COLIN WINCHESTER 50 -- VICE PRESIDENT AND TREASURER. Director of Finance and Administration of Martin Currie Limited. since 1997. Associated with Martin Currie Limited since 1994.

     J. GRANT WILSON 37 -- VICE PRESIDENT. Director of Martin Currie Investment Management Ltd. and head of the global technology research group Associated with the Martin Currie Group since 1992. Formerly a North American fund manager at Gartmore Investments.



---------------------------------
   * Trustee who is an "interested person" (as defined in the 1940 Act) of the Trust and the Manager.

     JULIAN M.C. LIVINGSTON 40 -- CLERK. Group Legal Director at Martin Currie Group since April 1997. Formerly Legal Executive and Compliance officer at Martin Currie Group since August 1992.

     Previous positions during the past five years with Martin Currie are omitted, if not materially different from the positions listed.

     The address of each trustee and officer of the Trust affiliated with Martin Currie is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. The Trust pays no compensation to its officers or to the trustees listed above who are interested persons of the Trust. For the fiscal year ended April 30, 2000, Simon Eccles and Patrick Wilmerding were paid $10,000 each. Currently, the Trust pays both Messrs. Eccles and Wilmerding $10,000 per annum.

     As of the date hereof, the trustees and officers as a group owned less than 1% of the outstanding shares of each Fund.

     Each of the Trust and the Manager has adopted a Code of Ethics under Rule 17j-l of the 1940 Act containing provisions and requirements designed to identify and address certain conflicts of interest between the personal investment activities of personnel of the Trust or of the Manager and the interests of the Funds. These Codes of Ethics permit personnel to invest in securities, including securities that may be purchased or held by the Funds, subject to restrictions.

     The following table sets forth the name, address and percentage ownership of the control persons and each other holder of 5% or more of a Fund's outstanding securities as of July 31, 2000. Other than those shareholders noted below, the Trust believes that no person or group owns, of record or beneficially, 5% or more of the shares of any Fund. A holder is deemed to control a Fund through possession of beneficial ownership, either directly or indirectly, of more than 25% of the Fund's shares.


OPPORTUNISTIC EAFE FUND
--------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENTAGE
                                                                                                          OF SHARES
SHAREHOLDER                                          ADDRESS                                                 HELD
--------------------------------------------------------------------------------------------------------------------
Children's Memorial Medical Center                   2300 Children's Plaza
                                                     Chicago,IL 60614                                         19.9
--------------------------------------------------------------------------------------------------------------------
Medtronics Inc.                                      7000 Central Ave, N.E.
                                                     Minneapolis, MN 55432                                     9.5
--------------------------------------------------------------------------------------------------------------------
Bankers Trust                                        500 Washington Avenue, Suite 1010
                                                     St. Louis, MO 63102                                       7.8
--------------------------------------------------------------------------------------------------------------------
Georgia Tech Foundation                              177 North Avenue, Room 109
                                                     Alanta, GA 30332                                          7.6
--------------------------------------------------------------------------------------------------------------------
National Geographic Society                          1145 17th Street NW
                                                     Washington, DC. 20036                                     7.0
--------------------------------------------------------------------------------------------------------------------


                                       5


---------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENTAGE
                                                                                                          OF SHARES
SHAREHOLDER                                          ADDRESS                                                 HELD
---------------------------------------------------------------------------------------------------------------------
The Fresh Air Fund                                   1040 Avenue of the Americas
                                                     New York, NY 10018                                        6.2
--------------------------------------------------------------------------------------------------------------------


GLOBAL EMERGING MARKETS FUND
--------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENTAGE
                                                                                                          OF SHARES
SHAREHOLDER                                          ADDRESS                                                 HELD
-------------------------------------------------------------------------------------------------------------------
State Universities Retirement System of Illinois     1901 Fox Drive
                                                     P.O. Box 2710
                                                     Champaign, IL 61825-2710                                100.0
--------------------------------------------------------------------------------------------------------------------


ASIA PACIFIC FUND
--------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENTAGE
                                                                                                          OF SHARES
SHAREHOLDER                                          ADDRESS                                                 HELD
--------------------------------------------------------------------------------------------------------------------
Pennsylvania Public Schools Employee Retirement      P.O. Box 125
                                                     Harrisburg, PA 17108-0125                                41.2
--------------------------------------------------------------------------------------------------------------------
State Universities Retirement System of Illinois     1901 Fox Drive
                                                     P.O. Box 2710
                                                     Champaign, IL 61825-2710                                 12.1
--------------------------------------------------------------------------------------------------------------------
Maine State Retirement System                        State House Station #46
                                                     Augusta, ME 04333                                         9.9
--------------------------------------------------------------------------------------------------------------------
CAAT Pension Plan                                    50 Burnhamthorpe Road West, Suite 902
                                                     Mississauga, Ontario
                                                     Canada L5B 3CZ                                            5.9
--------------------------------------------------------------------------------------------------------------------


EMEA FUND
--------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENTAGE
                                                                                                          OF SHARES
SHAREHOLDER                                          ADDRESS                                                 HELD
--------------------------------------------------------------------------------------------------------------------
Pennsylvania Public Schools Employee Retirement      P.O. Box 125
                                                     Harrisburg, PA 17108-0125                                45.3
--------------------------------------------------------------------------------------------------------------------
State Universities Retirement System of Illinois     1901 Fox Drive
                                                     P.O. Box 2710
                                                     Champaign, IL 61825-2710                                 12.4
--------------------------------------------------------------------------------------------------------------------
Maine State Retirement System                        State House Station #46
                                                     Augusta, ME 04333                                        11.0
--------------------------------------------------------------------------------------------------------------------
CAAT Pension Plan                                    50 Burnhamthorpe Road West, Suite 902
                                                     Mississauga, Ontario
                                                     Canada L5B 3CZ                                            5.1
--------------------------------------------------------------------------------------------------------------------


                                       6


JAPAN SMALL COMPANIES FUND
--------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENTAGE
                                                                                                          OF SHARES
SHAREHOLDER                                          ADDRESS                                                 HELD
--------------------------------------------------------------------------------------------------------------------

Pennsylvania Public Schools Employee Retirement      P.O. Box 125
                                                     Harrisburg, PA 17108-0125                                33.0
--------------------------------------------------------------------------------------------------------------------
State Universities Retirement System of Illinois     1901 Fox Drive
                                                     P.O. Box 2710
                                                     Champaign, IL 61825-2710                                 10.0
--------------------------------------------------------------------------------------------------------------------
Maine State Retirement System                        State House Station #46
                                                     Augusta, ME 04333                                         8.1
--------------------------------------------------------------------------------------------------------------------
CAAT Pension Plan                                    50 Burnhamthorpe Road West, Suite 902                     7.9
                                                     Mississauga, Ontario
                                                     Canada L5B 3CZ
--------------------------------------------------------------------------------------------------------------------


                     INVESTMENT ADVISORY AND OTHER SERVICES

     ADVISORY AGREEMENTS Martin Currie serves as the investment adviser of each Fund under a separate investment advisory agreement. Martin Currie is a wholly-owned subsidiary of Martin Currie Limited. Martin Currie Limited. is the parent company of the Martin Currie group, which is one of the oldest Scottish investment advisors providing investment management, advisory, secretarial and administrative services to its clients. Under each investment advisory agreement, Martin Currie manages the investment and reinvestment of the assets of the relevant Fund, subject to supervision by the trustees of the Trust. Martin Currie furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services. For these services, the investment advisory agreements provide that each Fund shall pay Martin Currie a quarterly investment advisory fee as stated in the Private Placement Memorandum.

     Under each investment advisory agreement, if the total ordinary business expenses of a Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, Martin Currie shall pay such excess. Presently, none of the Funds nor the Trust as a whole is subject to any such expense limitation, however.

     As described in the Private Placement Memorandum, Martin Currie has agreed to certain arrangements to limit the expenses of the All Countries Fund.

     During each Fund's last three fiscal years (or, for each Fund that does not have three full fiscal years of operations, during each fiscal year from each such Fund's commencement of operations (shown below) to April 30, 2000), Martin Currie received the following amount of investment advisory fees from each Fund (before fee reductions and expense assumptions) and bore the following amounts of fee reductions and expense assumptions for each Fund.


---------------------------------------------------------------------------------------------------------------------
                                      ADVISORY FEES FOR FISCAL YEAR ENDING      FEE WAIVERS AND EXPENSE LIMITATIONS
                     COMMENCE-                       APRIL 30,                     FOR FISCAL YEAR ENDING APRIL 30,
                      MENT OF      -----------------------------------------------------------------------------------
                     OPERATIONS           2000          1999         1998          2000          1999          1998
----------------------------------------------------------------------------------------------------------------------
OPPORTUNISTIC          7/1/94         $1,638,996    $1,148,111     $934,444         $0            $0            $0
EAFE FUND
----------------------------------------------------------------------------------------------------------------------
GLOBAL EMERGING        2/14/97         1,162,592       691,612      518,048          0             0             0
MARKETS FUND
----------------------------------------------------------------------------------------------------------------------
ASIA PACIFIC FUND      3/24/95         5,718,428     1,340,186      640,772          0             0        96,494
----------------------------------------------------------------------------------------------------------------------
EMEA FUND              6/25/97         1,211,447       669,841      729,204          0             0             0
----------------------------------------------------------------------------------------------------------------------
JAPAN SMALL            8/15/94         1,424,398       608,552      712,359          0             0             0
COMPANIES FUND
----------------------------------------------------------------------------------------------------------------------

     Each investment advisory agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the trustees of the Trust or by vote of a majority of the outstanding voting securities of the relevant Fund and
(ii) by vote of a majority of the trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to an investment advisory agreement must be approved by vote of a majority of the outstanding voting securities of the relevant Fund and by vote of a majority of the trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. Each investment advisory agreement may be terminated without penalty by vote of the trustees or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days' written notice, or by Martin Currie upon sixty days' written notice, and each terminates automatically in the event of its assignment.

     Each investment advisory agreement provides that Martin Currie shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

     Martin Currie acts as investment adviser to other registered investment companies and to numerous other corporate and fiduciary clients.

     Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by Martin Currie. The other investment companies and clients sometimes invest in securities in which the Funds also invest. If a Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which a Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Funds. It is the opinion of the trustees that the desirability of retaining Martin Currie as adviser for the Funds outweighs the disadvantages, if any, which might result from these practices.

     CUSTODIAL ARRANGEMENTS State Street Bank and Trust Company ("State Street Bank"), Boston, Massachusetts 02110, provides certain administrative services to each Fund and serves as the Trust's custodian. As such, State Street Bank or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Funds and, in such capacity, are the registered owners of securities held in book entry form belonging to the Funds. Upon instruction, State Street Bank or such sub-custodians receive and deliver cash and securities of the Funds in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

     With respect to securities obtained by the Trust through the Manager's investment quota granted by authorities in Taiwan, such purchases will be made through various sub-accounts, the custody of which will be maintained by the Hong Kong and Shanghai Banking Corporation Limited, Taipei, acting on instructions from State Street Bank relating to order confirmation and the settlement of transactions.

     INDEPENDENT ACCOUNTANTS The Fund's independent accountants are PricewaterhouseCoopers LLP, 160 Federal Street, Boston, Massachusetts. PricewaterhouseCoopers LLP conducts an annual audit of the Trust's financial statements, assists in the preparation of the Funds' federal and state income tax returns and consults with the Funds as to matters of accounting and federal and state income taxation.

     AFFILIATED BROKER-DEALER Martin Currie Investor Services, Inc. ("MCIS") is under common control with the Manager and was registered with the National Association of Securities Dealers, Inc. on April 23, 1996. Investors may be solicited for investment in the Funds by MCIS and MCIS may charge a fee for these services. MCIS does not have custody of customer funds or securities.


                        DISTRIBUTION AND SERVICING PLANS

     The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the 1940 Act for each Fund (the "Plans"). The Plans authorize the Manager to spend an amount of the management fees it collects from each Fund up to 0.25% per annum of the average monthly net assets of the relevant Fund for activities or services primarily intended to result in the sale of shares of such Fund or for the provision of personal services to shareholders of such Fund.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

     In placing orders for the purchase and sale of portfolio securities for each Fund, Martin Currie always seeks the best price and execution. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of Martin Currie, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

     Martin Currie selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce the best price and execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. Martin Currie will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. The Funds may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

     Receipt of research services from brokers may sometimes be a factor in selecting a broker that Martin Currie believes will provide the best price and execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce Martin Currie's expenses. Such services may be used by Martin Currie in servicing other client accounts and in some cases may not be used with respect to the Funds. Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

     The following table sets forth for each Fund's last three fiscal years
(or, for each Fund that does not have three full fiscal years of operations, for each fiscal year from each such Fund's commencement of operations (shown below) to April 30, 2000), the aggregate dollar amount of brokerage commissions paid on portfolio transactions during the period. During such periods there were no transactions on which commissions were paid that were directed to brokers providing research services.


--------------------------------------------------------------------------------------------------------------------
                                                            AGGREGATE BROKERAGE COMMISSIONS FOR FISCAL YEAR
                                                                          ENDING APRIL 30,
                                         COMMENCEMENT   -----------------------------------------------------------
                                          OF OPERATIONS              2000               1999                1998
------------------------------------------------------------------------------------------------------------------
OPPORTUNISTIC EAFE FUND                       7/1/94               $740,934            $656,362         $354,011
------------------------------------------------------------------------------------------------------------------
GLOBAL EMERGING MARKETS FUND                 2/14/97              1,402,572             817,956          332,523
------------------------------------------------------------------------------------------------------------------
ASIA PACIFIC FUND                            3/24/95              3,425,258           1,213,193          703,503
------------------------------------------------------------------------------------------------------------------
EMEA FUND                                    6/25/97                700,348             384,649          342,376
------------------------------------------------------------------------------------------------------------------
JAPAN SMALL COMPANIES FUND                   8/15/94                239,961             112,819          123,592
------------------------------------------------------------------------------------------------------------------

     The increase in brokerage commissions paid by the Global Emerging Markets Fund during fiscal 2000 was due primarily to the increase in the fund's assets under management and to investment in new markets (or increased investment in those markets) involving higher transaction costs. The increase in brokerage commissions paid by the Asia Pacific Fund during fiscal 2000 and fiscal 1999 was due primarily to the change in its principal investment strategy and performance benchmark as of November 1998 and the accompanying reallocation of assets; prior to that time, the fund was known as the MCBT Emerging Asia Fund. The increase in brokerage commissions paid by the EMEA Fund during fiscal 2000 was due primarily to an increase in cash subscriptions. The increase in brokerage commissions paid by the Japan Small Companies Fund during fiscal 2000 was due primarily to the increase in the fund's assets under management.


                            DESCRIPTION OF THE TRUST

     The Trust, registered with the SEC as an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (the "Declaration of Trust") dated May 20, 1994, as amended. The Trust currently consists of six diversified series, being the Funds.

     The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of each series. Each share of each Fund represents an equal proportionate interest in such Fund with each other share of that Fund and is entitled to a proportionate interest in the dividends and distributions from that Fund. The shares of each Fund do not have any preemptive rights. Upon termination of any Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of that Fund are entitled to share pro rata in the net assets of that Fund available for distribution to shareholders. The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

     The assets received by each Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, that Fund. The underlying assets are segregated and are charged with the expenses with respect to that Fund and with a share of the general expenses of the Trust. Any general expenses of the Trust that are not readily identifiable as belonging to a particular Fund are allocated by or under the direction of the trustees in such manner as the trustees determine to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of each Fund, certain expenses may be legally chargeable against the assets of all Funds.

     The Declaration of Trust also permits the trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate. While the trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements that might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such an additional or merged portfolio would be evidenced by a separate series of shares (i.e., a new "Fund").

     The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or any Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of each Fund affected. The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

VOTING RIGHTS

     As summarized in the Private Placement Memorandum, shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

     The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question. Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. On matters affecting an individual series, only shareholders of that series are entitled to vote. Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust's independent accountants, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

     There normally will be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders. In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

     Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

     Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. Voting rights are not cumulative.

     No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except
(i) to change the Trust's name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.

SHAREHOLDER AND TRUSTEE LIABILITY

     Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of each Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

     The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in or not opposed to the best interests of the Trust. No officer or trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.


                                HOW TO BUY SHARES

     The procedures for purchasing shares of the Funds are summarized in the Private Placement Memorandum under "Purchase of Shares."


                       NET ASSET VALUE AND OFFERING PRICE

     The net asset value of the shares of each Fund is determined by dividing that Fund's total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent. Such determination is made as of the close of regular trading on the New York Stock Exchange on any day that the Exchange is open for unrestricted trading. Equity securities listed on an established securities exchange or on the NASDAQ National Market System normally are valued at their last sale price on the exchange where primarily traded or, if there is no reported sale during the day, and in the case of over the counter securities not so listed, at the mean between the last bid and asked price. Other securities for which current market quotations are not readily available (including restricted securities, if any) and all other assets are taken at fair value as determined in good faith by the trustees, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

     Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of a Fund's net asset value. If events materially affecting the value of any Fund's portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with procedures approved by the trustees.

                                   REDEMPTIONS

     The procedures for redemption of Fund shares are summarized in the Private Placement Memorandum under "How to Redeem Shares."


           INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAX STATUS

     As described in the Private Placement Memorandum under the heading "Distributions," each Fund's policy is to pay out at least annually as dividends to its shareholders substantially all investment company taxable income (which comes from dividends and any interest it receives from investments and net realized short-term capital gains), if any, and to distribute at least annually substantially all net realized capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any. Income dividends and capital gain distributions are payable in full and fractional shares of the relevant Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution. Shareholders, however, may elect to receive their distributions in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

     Each Fund is treated as a separate taxable entity for federal income tax purposes. Each Fund intends to qualify each year as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, each Fund must, among other things, (a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies;
(b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, net tax-exempt income, and the excess, if any, of net short-term capital gains over net long-term capital losses for such year; and (c) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund's assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses. If a Fund qualifies as a regulated investment company that is accorded special tax treatment, such Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions.

     If a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a Fund is permitted so to elect and so elects), plus any retained amount from the prior year, such Fund will be subject to a 4% excise tax on the undistributed amounts. A dividend paid to shareholders by a Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax.

     Non-tax-exempt shareholders of each Fund will be subject to federal income taxes on distributions made by the Fund whether received in cash or additional shares. Distributions by each Fund derived from interest, dividends, and certain other income, including in general short-term capital gains, if any, will be taxable to shareholders as ordinary income. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) on securities held for more than 12 months will be taxable as such, regardless of how long a shareholder has held the shares in the Fund. Dividends and distributions on a Fund's shares generally are subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions economically may represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

     If in any taxable year, a Fund distributes amounts in excess of its current and accumulated earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder's basis in the shares. To the extent such distributions exceed a shareholder's basis in the shares, the distributions will be taxed to the Shareholder as capital gain.

     As required by federal law, detailed federal tax information will be provided to each shareholder for each calendar year on or before January 31 of the succeeding year.

     Redemptions and exchanges of each Fund's shares are taxable events and, accordingly, shareholders may realize gains and losses on these transactions. If shares have been held for more than twelve months, gain or loss realized will be long-term capital gain or loss, provided the shareholder holds the shares as a capital asset. However, if a shareholder sells Fund shares at a loss within six months after purchasing the shares, the loss will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by the shareholder. Furthermore, no loss will be allowed on the sale of Fund shares to the extent the shareholder acquired other shares of the same Fund within 30 days prior to or after the sale of the loss shares. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

     A Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash-sale and short-sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund securities, convert long-term capital gains into short-term capital gains and convert short-term capital losses into long-term capital losses. These rules, therefore, could affect the amount, timing, and character of distributions to shareholders.

     A Fund's transactions in foreign currencies and hedging activities likely will produce a difference between book income and taxable income. This difference may cause a portion of a Fund's income distributions to constitute a return of capital for tax purposes or require a Fund to make distribution's exceeding book income to qualify as a regulated investment company. A Fund's transactions in foreign currency-denominated debt securities, certain foreign currency options, futures contracts and forward contracts may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

     Each Fund may be subject to foreign withholding taxes on income and gains derived from foreign investments. Such investments would reduce the yield on a Fund's investments, but as discussed in the Private Placement Memorandum under the heading "Taxes," U.S. citizens and corporations may be entitled to take such taxes as either a deduction or a credit (but not both).

     Each Fund generally is required to withhold and remit to the U.S. Treasury 31% on all dividends from net investment income and capital gain distributions, whether distributed in cash or reinvested in shares of the relevant Fund, and on the amount of proceeds of any redemption of Fund shares, paid or credited to any shareholder account for which an incorrect or no taxpayer identification number has been provided, where the Fund is notified that the shareholder has underreported in the past and where appropriate certification that a shareholder is not subject to withholding has not been provided. In addition, each Fund generally will be required to withhold and remit to the U.S. Treasury 31% of the amount of proceeds of any redemption of Fund shares from a shareholder account for which an incorrect or no taxpayer identification number has been provided.

     The Internal Revenue Service recently revised its regulations affecting the application to foreign investors of the back-up withholding and withholding tax rules described above. The new regulations will be effective for payments after December 31, 2000. In some circumstances, the new rules will increase the certification and filing requirements imposed on foreign investors in order to qualify for exemption from the 31% back-up withholding tax and for reduced withholding tax rates under income tax treaties. Foreign investors in a Fund should consult their tax advisors with respect to the potential application of these new regulations.

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and regulations currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative action.

     The foregoing discussion relates solely to U.S. federal income tax law. Dividends and distributions also may be subject to foreign, state and local taxes. Shareholders are urged to consult their tax advisers regarding specific questions as to foreign, federal, state or local taxes. Non-U.S. investors should consult their tax advisers concerning the tax consequences of ownership of shares of the Fund including the possibility that distributions may be subject to a 30% U.S. withholding tax (or a reduced rate of withholding provided by treaty).


                              FINANCIAL STATEMENTS

     Financial statements of each Fund (other than the All Countries Fund) for the fiscal year ended April 30, 2000 are incorporated by reference to the Annual Reports for each such Fund filed on June 30, 2000. These financial statements have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Part C.    OTHER INFORMATION

Item 23.   EXHIBITS

   1. (a) Agreement and Declaration of Trust of Martin Currie Business Trust (the "Trust") dated May 20, 1994 incorporated by reference to the original registration statement on Form N-1A (File No. 811-8612) filed on July 7, 1994 (the "Registration Statement").

           (b) Amendment No. 1 to Agreement and Declaration of Trust dated May 27, 1994 incorporated by reference to the Registration Statement filed on July 7, 1994.

           (c) Amendment No. 2 to Agreement and Declaration of Trust dated June 13, 1997 incorporated by reference to Amendment No. 3 to the Registration Statement filed on June 16, 1997.

           (d) Amendment No. 3 to Agreement and Declaration of Trust dated November 10, 1998 filed herewith.

           (e) Amendment No. 3 to Agreement and Declaration of Trust dated April 3, 2000 filed herewith.

   2. By-Laws of the Trust incorporated by reference to the Registration Statement filed on July 7, 1994.

   3.      Not Applicable.

   4. (a) Investment Advisory Agreements between the Trust and Martin Currie, Inc. ("Martin Currie") for each of MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund, MCBT Japan Small Companies Fund and MCBT Asia Pacific ex Japan Fund incorporated by reference to the Registration Statement filed on July 7, 1994.

           (b) Investment Advisory Agreement between the Trust and Martin Currie for the MCBT EMEA Fund incorporated by reference to Amendment No. 3 to the Registration Statement filed on June 16, 1997.

           (c) Investment Advisory Agreement between the Trust and Martin Currie for the MCBT All Countries World ex U.S. Fund filed herewith.

   5.      Not Applicable.

   6.      Not Applicable.

   7. (a) Form of Custodian Agreement between the Trust and State Street Bank and Trust Company ("State Street") incorporated by reference to the Registration Statement filed on July 7, 1994.

           (b) Form of letter amendment to Custodian Agreement between the Trust and State Street dated June 10, 1997 relating to the MCBT EMEA Fund incorporated by reference to Amendment No. 3 to the Registration Statement filed on June 16, 1997.

           (c) Form of letter amendment to Custodian agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund filed herewith.

   8. (a) Form of Administration Agreement between the Trust and State Street incorporated by reference to the Registration Statement filed on July 7, 1994.

           (b) Form of letter amendment to Administration Agreement between the Trust and State Street dated June 10, 1997 relating to the MCBT EMEA Fund incorporated by reference to Amendment No. 3 to the Registration Statement filed on June 16, 1997.

           (c) Form of letter amendment to Administration Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund filed herewith.

           (d) Form of Transfer Agency and Service Agreement between the Trust and State Street incorporated by reference to the Registration Statement filed on July 7, 1994.

           (e) Form of letter amendment to Transfer Agency and Service Agreement between the Trust and State Street dated June 10, 1997 relating to the MCBT EMEA Fund incorporated by reference to Amendment No. 3 to the Registration Statement filed on June 16, 1997.

           (f) Form of letter amendment to Transfer Agency and Service Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund filed herewith.

           (g) Form of Subscription Agreement for the purchase of Shares of any series of the Trust filed herewith (included as Exhibit A to Part A hereof).

   9.      Not Applicable. See Paragraph 2(b) of General Instruction B.

   10.     Consent of PricewaterhouseCoopers LLP.

   11.     Not Applicable. See Paragraph 2(b) of General Instruction B.

   12.     Not Applicable.

   13. (a) Distribution and Servicing Plans adopted pursuant to Rule 12b-1 for each of MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund, MCBT Japan Small Companies Fund and MCBT Asia Pacific ex Japan Fund incorporated by reference to the Registration Statement filed on July 7, 1994.

           (b) Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT EMEA Fund incorporated by reference to Amendment No. 3 to the Registration Statement filed on June 16, 1997.

           (c) Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT All Countries World ex U.S. Fund filed herewith.

   14.     Not Applicable.

   15.     (a) Code of Ethics of the Trust filed herewith.

           (b) Code of Ethics of Martin Currie filed herewith.

Item 24.   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND

           Not applicable.

Item 25.   INDEMNIFICATION

           Article VIII of the Registrant's Agreement and Declaration of Trust (Exhibit 1 hereto) provides for indemnification of its trustees and officers. The effect of this provision is to provide indemnification for each of the Registrant's trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. As to any matter disposed of without an adjudication by a court or other body, indemnification will be provided to the Registrant's trustees and officers if (a) such indemnification is approved by a majority of the disinterested trustees, or (b) an opinion of independent legal counsel is obtained that such indemnification would not protect the trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

Item 26.   BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

           Martin Currie is a New York corporation and is registered as an investment adviser under the Investment Advisers Act of 1940. Its principal place of business is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES. Martin Currie and other subsidiaries of its parent company, Martin Currie Limited, provide investment advice to other registered investment companies and advise and manage individual and institutional accounts.

           Other business, profession, vocation or employment of a substantial nature in which each director or officer of Martin Currie is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee is as follows:


NAME AND POSITION WITH
   MARTIN CURRIE                         BUSINESS AND OTHER CONNECTIONS

A. P. Hanlon                             Director of Martin Currie Investment
    Director and Vice President          Management Limited and Martin Currie
                                         Services Limited.

P. J. Scott Plummer                      Chairman and Chief Executive Officer of
    Director and President               Martin Currie Limited. Chairman of
                                         Martin Currie Private Clients Ltd. and
                                         Saltire Private Fund Managers Limited.
                                         Director of Martin Currie Investment
                                         Management Limited, Martin Currie
                                         Services Limited, Martin Currie
                                         Trustees Limited, Edinburgh
                                         International Investment Trust, Ltd.,
                                         Scottish Unit Managers Limited,
                                         Candover Investments plc, Near East
                                         Opportunities Fund Limited, Martin
                                         Currie Portfolio Investment Trust plc
                                         and The Merchants Trust plc. Prior to
                                         April 1999, Director of Martin Currie
                                         Unit Trusts Limited. Prior to March
                                         1999, Director of The Scottish Eastern
                                         Investment Trust plc.

J. M. A. Fairweather                     Director of Martin Currie Limited,
    Director and Vice President          Martin Currie Investment Management
                                         Limited, Martin Currie Unit Trusts
                                         Limited and Martin Currie European
                                         Investment Trust plc.

J. G. Wilson                             Director of Martin Currie Investment
    Director and Vice President          Management Limited.



J. K. R. Falconer                        Director of Martin Currie Investment
    Director and Vice President          Management Limited, Martin Currie
                                         Limited, Martin Currie Management
                                         Limited, Martin Currie Gefinor Fund
                                         Management Co. SA, Edinburgh
                                         International Investment Trust Ltd.,
                                         Martin Currie Services Ltd., Moorgate
                                         Investment Management Limited, The
                                         Western Canada Investment Company Ltd.
                                         and 3I Smaller Quoted Companies Trust
                                         plc.

C. J. P. Dawnay                          Deputy Chairman of Martin Currie
    Director and Vice President          Limited. Chairman of Martin Currie Unit
                                         Trusts Limited. Director of Martin
                                         Currie Investment Management Ltd.,
                                         Martin Currie Management Limited, China
                                         Heartland Fund Limited, Heartland
                                         Investment Consulting Corporation
                                         (Shanghai) Ltd., Martin Currie Business
                                         Trust and Taiwan American Fund Limited.

M. W. Thomas                             Director of Martin Currie Investment
    Director and Vice President          Management Limited, Martin Currie
                                         Limited, Martin Currie Pacific
                                         Investment Trust plc and Martin Currie
                                         Japan Investment Trust plc. Prior to
                                         July 1999, Director of Schroder Korea
                                         Fund plc.

Colin Winchester                         Director of Martin Currie Services
    Director and Secretary               Limited, Martin Currie Trustees
                                         Limited, Martin Currie (Bermuda)
                                         Limited, Martin Currie Limited, Martin
                                         Currie Management Ltd., Moorgate
                                         Investment Management Limited and The
                                         Western Canada Investment Ltd. Prior to
                                         May 1999, Director of Craigengillan
                                         Estates (No. 2) Company Limited, Little
                                         Hoblyn Holdings Limited and Tippet Hill
                                         Investment Company Limited.

J. M. C. Livingston                      Group Legal Director, Martin Currie
    General Counsel                      Investment Management Limited. Director
                                         of Martin Currie Services Ltd., Martin
                                         Currie Private Clients Ltd., Martin
                                         Currie (Bermuda) Ltd., Martin Currie
                                         Absolute Return Fund G.P. Limited and
                                         Saltire Private Fund Managers Limited.



S. N. Johnson                            President, Martin Currie Investor
    Director and Vice President          Services, Inc.


Timothy J.D. Hall                        Director, Martin Currie Investment
    Director and Vice President          Management Limited. Prior to April
                                         1999, Director of Martin Currie Private
                                         Clients Limited and Saltire Private
                                         Fund Managers Limited.

A.D. MacLeod                             Director, Martin Currie Investment
    Director and Vice President          Management Limited, Ardroil Consultancy
                                         Services Limited and Ardroil Investment
                                         Services Limited.

Barry Sagraves                           Prior to February 2000, Vice President
    Director and Vice President          of John Nuveen & Co.

The principal business address of Martin Currie Limited and its affiliates and, unless otherwise noted, each of the above entities, is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

The principal business address of Moorgate Investment Management Limited is 46 Cannon Street, London EG4 N6JG.

The principal business address of 3I Smaller Quoted Companies Trust plc is 91 Waterloo Road, London SE1 8XP.

The principal business address of China Heartland Fund Limited is presently c/o International Corporate Management of Bermuda Limited, 44 Church Street, Hamilton HM12 Bermuda, but is presently expected to become as of August 26, 2000, c/o Forum Fund Services Ltd., Washington Mall, 3rd Floor, Church Street, Hamilton HM11 Bermuda.

The principal business address of Heartland Investment Consulting Corporation (Shanghai) Ltd. is 2206 China Merchant Tower, 66 Lujiazui Road, Shanghai 200 120 PRC.

The principal business address of Taiwan American Fund Limited is c/o Forum Fund Services Ltd., Washington Mall, 3rd Floor, Church Street, Hamilton HM11 Bermuda.

The principal business address of Ardroil Consultancy Services Limited and Ardroil Investment Services Limited is 6 Westfield Terrace, Aberdeen AB25 2RU.

The principal business address of John Nuveen & Co. is 333 W. Wacker Drive, Chicago, IL 60606.

Item 27.   PRINCIPAL UNDERWRITERS

           Not Applicable.

Item 28.   LOCATION OF ACCOUNTS AND RECORDS

           The following companies maintain possession of the documents required by the specified rules:

           (a)  Registrant

                Rule 31a-1(b)(4), (9), (10), (11)
                Rule 31a-2(a)

           (b)  State Street Bank and Trust Company
                225 Franklin Street
                Boston, MA  02110

                Rule 31a-1(a)
                Rule 31a-1(b)(1), (2), (3), (5), (6), (7), (8)
                Rule 31a-2(a)

           (c)  Martin Currie, Inc.
                Saltire Court
                20 Castle Terrace
                Edinburgh, Scotland EH1 2ES

                Rule 31a-1(f)
                Rule 31a-2(e)

Item 29.   MANAGEMENT SERVICES

           Not Applicable.

Item 30.   UNDERTAKINGS

           Not Applicable.

                              * * * * * * * * * * *

                                     NOTICE

     A copy of the Agreement and Declaration of Trust of Martin Currie Business Trust (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston and notice is hereby given that this Registration Statement has been executed on behalf of the Trust and each of its series ("Funds") by an officer of the Trust as an officer and by its trustees as trustees and not individually and the obligations of or arising out of this Registration Statement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust or the Funds, as the case may be.

                                    SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edinburgh, Scotland on this 21st day of August, 2000.

                                                MARTIN CURRIE BUSINESS TRUST


                                                By: /S/ C. James P. Dawnay
                                                    ----------------------
                                                    C. James P. Dawnay,
                                                    President

                                  Exhibit Index

   EXHIBIT #              DESCRIPTION

   1(d) Amendment No. 3 dated November 10, 1998 to Agreement and Declaration of Trust

   1(e)                   Amendment No. 3 dated April 3, 2000 to Agreement and
                          Declaration of Trust

   4(c) Investment Advisory Agreement between the Trust and Martin Currie, Inc. - MCBT All Countries World ex U.S. Fund

   7(c) Letter amendment to Custodian Agreement between the Trust and State Street Bank and Trust Company - MCBT All Countries World ex U.S. Fund

   8(c) Letter amendment to Administration Agreement between the Trust and State Street Bank and Trust Company - MCBT All Countries World ex U.S. Fund

   8(f) Letter amendment to Transfer Agency and Service Agreement between the Trust and State Street Bank and Trust Company - MCBT All Countries World ex U.S. Fund

   10                     Consent of PricewaterhouseCoopers LLP

   13(c)                  Distribution and Servicing Plan - MCBT All Countries
                          World ex U.S. Fund

   15(a)                  Code of Ethics of the Trust

   15(b)                  Code of Ethics of Martin Currie, Inc.